Filed Pursuant to Rule 424(b)(2)
Registration No. 333-86360
Prospectus Supplement to Prospectus dated April 29, 2002.
$750,000,000
Fifth Third Bancorp
$500,000,000 5.45% Subordinated Notes due 2017
$250,000,000 Floating Rate Subordinated Notes due 2016

      Fifth Third Bancorp will pay interest on the 5.45% Subordinated Notes due 2017 on January 15 and July 15 of each year. The first such payment will be made on July 15, 2007. Fifth Third Bancorp will pay interest on the Floating Rate Subordinated Notes due 2016 on March 20, June 20, September 20 and December 20 of each year. The first such payment will be made on March 20, 2007. The interest rate for each interest period for the Floating Rate Subordinated Notes will be the rate per annum for three-month LIBOR plus 0.42%, reset quarterly, as described in this prospectus supplement. The notes will be unsecured subordinated obligations of Fifth Third Bancorp. The notes are not subject to redemption at our option or to repayment at the option of the holders at any time prior to maturity. There is no sinking fund for the notes. The notes will be issued only in denominations of $5,000 and integral multiples of $1,000 in excess of $5,000.
      See “Risk Factors” beginning on page 26 of our Form 10-K for the year ended December 31, 2005 to read about important factors you should consider before buying notes.

      Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

      The notes are not savings or deposit accounts or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

	Per 5.45%		Per Floating Rate
	Subordinated Note		Subordinated
	due 2017	Total	Note due 2016	Total

Initial public offering price	99.65%	$498,250,000	100.00%	$250,000,000
Underwriting discount	0.45%	$2,250,000	0.45%	$1,125,000
Proceeds, before expenses, to Fifth Third Bancorp	99.20%	$496,000,000	99.55%	$248,875,000
      The initial public offering price set forth above does not include accrued interest, if any. Interest on the notes will accrue from December 20, 2006 and must be paid by the purchaser if the notes are delivered after December 20, 2006.

      The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York on December 20, 2006.

Banc of America Securities LLC	Citigroup	Goldman, Sachs & Co.

Credit Suisse	Fifth Third Securities, Inc.	UBS Investment Bank

BNY Capital Markets, Inc.	Lehman Brothers	Morgan Stanley	Wachovia Securities

      Prospectus Supplement dated December 13, 2006.

DOCUMENTS INCORPORATED BY REFERENCE
     In this prospectus supplement and the accompanying prospectus, as permitted by law, we incorporate by reference information from other documents that we file with the Securities and Exchange Commission, or the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement and accompanying prospectus is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus supplement and accompanying prospectus and information incorporated by reference into this prospectus supplement and accompanying prospectus, you should rely on the information contained in the document that was filed later.
     We incorporate by reference the documents listed below and any documents we file with the SEC in the future under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (other than information in such future filings deemed not to have been filed), until our offering under this prospectus supplement is completed. The information in any such document referred to in Item 402(a)(8) of Regulation S-K of the SEC shall not be deemed incorporated by reference herein.
•	Annual Report on Form 10-K for the year ended December 31, 2005;

•	Quarterly Reports on Form 10-Q for the periods ended March 31, 2006, June 30, 2006 and September 30, 2006;

•	Current Reports on Form 8-K filed on January 4, January 17 (Items 1.01, 5.02 and Exhibit 10 only), February 13, April 21, June 22, July 7, December 8, and December 13, 2006; and

•	Proxy Statement on Schedule 14A dated February 28, 2006.
     You may request a copy of any of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, from the Executive Vice President, General Counsel and Secretary, Fifth Third Bancorp, Fifth Third Center, 38 Fountain Square Plaza, Cincinnati, Ohio 45263 (telephone: (513) 579-5300).
FORWARD-LOOKING STATEMENTS
     This prospectus supplement and the accompanying prospectus contain or incorporate statements that we believe are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to our financial condition, results of operations, plans, objectives, future performance or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to those described in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference, including the risk factors set forth in our most recent Form 10-K. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements we may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us.
     There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) competitive pressures on financial institutions may increase significantly; (2) changes in the interest rate environment may reduce interest margins; (3) prepayment speeds, loan originations and sale volumes, charge-offs and loan loss provisions are inherently uncertain; (4) general economic conditions, either national or in the states in which we do business, may be less favorable than expected; (5) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (6) changes and trends in the securities markets; (7) legislative or regulatory changes or actions, or significant litigation, may adversely affect the businesses in which we are engaged; (8) difficulties in combining the operations of acquired entities; (9) our ability to maintain favorable ratings from rating agencies; and (10) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity. You should refer to our periodic and current reports filed with the SEC for further information on other factors which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. See “Documents Incorporated by Reference” on page S-1 and “Where You Can Find More Information” in the accompanying prospectus.
RECENT DEVELOPMENTS
     On November 20, 2006, Fifth Third Bancorp announced that we had reviewed our balance sheet in light of asset/liability management considerations and changing market conditions, and decided to strategically shift the composition of our balance sheet.
     Specifically, our Board of Directors approved several actions to improve our asset/liability profile. These actions are intended to reduce the size of our available-for-sale securities portfolio to a size that is more consistent with our liquidity, collateral and interest rate risk management requirements; improve the composition of our balance sheet with a lower concentration in fixed-rate assets; lower wholesale borrowings to reduce leverage; and better position us for an uncertain economic and interest rate environment.
     These actions include: (i) sales of approximately $11.5 billion in available-for-sale securities, with those securities targeted to be sold having a weighted average yield of approximately 4.30%; (ii) reinvestment of approximately $2.8 billion in available-for-sale securities that are more efficient when used as collateral; (iii) a reduction of approximately $8.7 billion in wholesale borrowings at a weighted average rate paid of 5.30%; and (iv) the termination of approximately $1.1 billion of repurchase and reverse repurchase agreements. These actions will reduce our investment securities to approximately 13% of our earning assets and wholesale funding to approximately 28% of our total liabilities, which we believe is a more appropriate level for our liquidity and collateral requirements and the management of our current interest rate risk profile.
     Depending on market conditions, we anticipate a pre-tax loss from these actions of approximately $460 million, or approximately $299 million after-tax, or approximately $0.54 per share of our common stock.
     In order to further hedge interest rate sensitivity, we plan to add interest rate derivatives in the form of swaps, caps and floors with the objective of reducing exposure to significant upward and downward movements in market interest rates.
USE OF PROCEEDS
     We intend to use the net proceeds from the sale of the notes for general corporate purposes.

CONSOLIDATED EARNINGS RATIOS
     The following table provides our consolidated ratios of earnings to fixed charges:

	Nine Months
	Ended		Years Ended December 31,
	September 30, 2006		2005		2004		2003		2002		2001
Consolidated ratios of earnings to fixed charges
Excluding interest on deposits	2.75	x	3.45	x	4.87	x	5.76	x	5.48	x	3.07	x
Including interest on deposits	1.69		2.08		3.00		3.22		2.60		1.67
Consolidated ratios of earnings to combined fixed charges and preferred stock dividend requirements
Excluding interest on deposits	2.75	x	3.45	x	4.86	x	5.75	x	5.47	x	3.06	x
Including interest on deposits	1.69		2.08		3.00		3.21		2.59		1.67
          For purposes of computing both the consolidated ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividend requirements:
•	earnings represent income from continuing operations before income taxes, minority interest and cumulative effect of accounting change, plus fixed charges;

•	fixed charges, excluding interest on deposits, include interest expense (other than on deposits) and one third of rent expense (the proportion deemed representative of the interest factor of rent expense), net of income from subleases;

•	fixed charges, including interest on deposits, include all interest expense and one third of rent expense (the proportion deemed representative of the interest factor of rent expense), net of income from subleases; and

•	pretax earnings required for preferred stock dividends were computed using tax rates for the applicable year.
DESCRIPTION OF NOTES
          The 5.45% Subordinated Notes and the Floating Rate Subordinated Notes will each be a separate series of “subordinated debt securities” as defined in the accompanying prospectus and will be issued under our subordinated indenture described in that prospectus, as modified by the first supplemental indenture described in this prospectus supplement. References in this prospectus supplement to the “notes” mean both series of notes. This section summarizes the specific financial and legal terms of the notes that are more generally described under the section entitled “Debt Securities” beginning on page 7 of the accompanying prospectus (as that section relates to our subordinated debt securities). If anything described below is inconsistent with the terms applicable to our subordinated debt securities described under the section entitled “Debt Securities” in the accompanying prospectus, the terms described below will prevail.
Terms of the 5.45% Subordinated Notes due 2017
          The specific terms of this series of notes we are offering will be as follows:
•	Title: 5.45% Subordinated Notes due 2017.

•	Total principal amount being issued: $500,000,000.

•	Issue date: December 20, 2006.

•	Maturity date: January 15, 2017.

•	Interest rate: 5.45% per annum.

•	Day count convention: Interest will be computed on the basis of a 360-day year of twelve 30-day months.

•	Date interest starts accruing: December 20, 2006.

•	Interest payment dates: Every January 15 and July 15, commencing on July 15, 2007. If any interest payment date or the maturity date of the 5.45% Subordinated Notes falls on a day which is not a business day, the related payment of principal of or interest on the 5.45% Subordinated Notes will be made on the next day which is a business day with the same force and effect as if made on the date such payment was due, and no interest shall accrue on the amount payable for the period from and after such interest payment date or maturity date, as the case may be.

•	Business day: Any day that is not a Saturday or Sunday, and that is not a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close in The City of New York.

•	First interest payment date: July 15, 2007.

•	Regular record dates for interest: Every January 1 and July 1 (whether or not a business day) preceding the related interest payment date.

•	Form of notes: The 5.45% Subordinated Notes will be issued as global securities, and may be withdrawn from the Depositary only in the limited situations described on page 63 of the accompanying prospectus.

•	Name of depositary: The Depository Trust Company (“DTC”).

•	Trading in DTC: Indirect holders that trade their beneficial interests in the global securities through DTC must trade in DTC’s same-day funds settlement system and pay in immediately available funds.

•	Redemption: The 5.45% Subordinated Notes are not subject to redemption at our option, or repayment at the option of the holders, in whole or in part, prior to the maturity date.

•	Sinking Fund: There is no sinking fund.

•	Defeasance: We may choose to terminate some of our obligations under the 5.45% Subordinated Notes as described under “Defeasance and Discharge” on page 14 of the accompanying prospectus.

•	Trustee: Fifth Third will issue the 5.45% Subordinated Notes under a subordinated indenture dated May 23, 2003 with Wilmington Trust Company, as Trustee, as modified by the first supplemental indenture to be dated as of December 20, 2006. Wilmington Trust Company also acts as trustee with respect to the Floating Rate Subordinated Notes, the 4.50% Subordinated Notes due June 1, 2018 previously issued by us under the subordinated indenture and, as described under “Junior Subordinated Debentures” beginning on page 45 of the accompanying prospectus, as trustee under our Junior Subordinated Indenture dated as of March 20, 1997. If an event of default under the 5.45% Subordinated Notes occurs, the Trustee may be considered to have a conflicting interest with respect to the 5.45% Subordinated Notes, the Floating Rate Subordinated Notes, the 4.50% Subordinated Notes due June 1, 2018 or the Junior Subordinated Indenture for purposes of the Trust Indenture Act of 1939, as amended. In that case, the Trustee may be required to resign as trustee under the subordinated indenture and we would be required to appoint a successor trustee.

•	Subordination: Our obligation to make payments on the 5.45% Subordinated Notes will be subordinated as described below under “— Subordination of the Notes.”

•	Events of Default; Acceleration: An event of default under the 5.45% Subordinated Notes will occur, and the payment of principal of the 5.45% Subordinated Notes may be accelerated, only in certain events involving our bankruptcy, insolvency or reorganization (but not the bankruptcy, insolvency or reorganization of any of our subsidiaries), as more fully described on pages 11 to 12 of the accompanying prospectus. There will be no right of acceleration of the payment of principal of the 5.45% Subordinated Notes upon a default in the payment of principal or interest on the 5.45% Subordinated Notes or in the performance of any of our covenants or agreements contained in the 5.45% Subordinated Notes or in the subordinated indenture, as supplemented.

•	Issuance of Additional Notes: We may, without notice to or consent of the holders or beneficial owners of the 5.45% Subordinated Notes, issue additional notes having the same ranking, interest rate, maturity and/or other terms as the 5.45% Subordinated Notes. Any such additional notes issued may be considered part of the same series of notes under the subordinated indenture, as supplemented, as the 5.45% Subordinated Notes offered by this prospectus supplement.
Terms of the Floating Rate Subordinated Notes due 2016
          The specific terms of this series of notes we are offering will be as follows:
•	Title: Floating Rate Subordinated Notes due 2016.

•	Total principal amount being issued: $250,000,000.

•	Issue date: December 20, 2006.

•	Maturity date: December 20, 2016.

•	Interest rate basis: LIBOR, as determined by the calculation agent as described below under “— Interest Rate for the Floating Rate Subordinated Notes due 2016.”

•	Index maturity: Three months.

•	Spread: 0.42% per annum.

•	Initial base rate: The base rate in effect for the initial interest period will be the three month LIBOR rate on December 18, 2006, as determined by the calculation agent as described below under “— Interest Rate for the Floating Rate Subordinated Notes due 2016.”

•	Minimum or maximum rate: None; provided that the interest rate on a Floating Rate Subordinated Note will in no event be higher than the maximum rate permitted by New York law, as it may be modified by U.S. law of general application.

•	Interest determination date: Two London business days (as defined below) prior to the first day of each interest period.

•	Day count convention: Actual/360; for each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face amount of the Floating Rate Subordinated Note by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360.

•	Interest periods: The initial interest period will be the period from and including December 20, 2006 to, but excluding, March 20, 2007, and the subsequent interest periods will be the periods from and including an interest reset date to, but excluding, the next interest reset date.

•	Interest reset dates: Every March 20, June 20, September 20 and December 20, commencing on March 20, 2007; if an interest reset date would otherwise be a day that is not a business day, the interest reset date will be postponed to the next day that is a business day. However, if that business day is in the next succeeding calendar month, the interest reset date will instead be the immediately preceding business day. An interest reset date that falls on the stated maturity date will not be changed.

•	Date interest starts accruing: December 20, 2006.

•	Interest payment dates: Every March 20, June 20, September 20 and December 20, commencing on March 20, 2007; if an interest payment date would otherwise be a day that is not a business day, the interest payment date will be postponed to the next day that is a business day. However, if that business day is in the next succeeding calendar month, the interest payment date will instead be the immediately preceding business day. An interest payment date that falls on the stated maturity date will not be changed.

•	Business day: Any day that is not a Saturday or Sunday, and that is not a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close in The City of New York, and that is also a London business day. A London business day is a day on which dealings in U.S. dollars are transacted in the London interbank market.

•	First interest payment date: March 20, 2007.

•	Regular record dates for interest: The fifteenth calendar day (whether or not a business day) preceding the related interest payment date.

•	Calculation agent: Wilmington Trust Company.

•	Form of notes: The Floating Rate Subordinated Notes will be issued as global securities, and may be withdrawn from the Depositary only in the limited situations described on page 63 of the accompanying prospectus.

•	Name of depositary: DTC.

•	Trading in DTC: Indirect holders that trade their beneficial interests in the global securities through DTC must trade in DTC’s same-day funds settlement system and pay in immediately available funds.

•	Redemption: The Floating Rate Subordinated Notes are not subject to redemption at our option, or repayment at the option of the holders, in whole or in part, prior to the maturity date.

•	Sinking Fund: There is no sinking fund.

•	Defeasance: We may choose to terminate some of our obligations under the Floating Rate Subordinated Notes as described under “Defeasance and Discharge” on page 14 of the accompanying prospectus.

•	Trustee: Fifth Third will issue the Floating Rate Subordinated Notes under a subordinated indenture dated May 23, 2003 with Wilmington Trust Company, as Trustee, as modified by the first supplemental indenture to be dated as of December 20, 2006. Wilmington Trust Company also acts as trustee with respect to the 5.45% Subordinated Notes, the 4.50% Subordinated Notes due June 1, 2018 previously issued by us under the subordinated indenture and, as described under “Junior Subordinated Debentures” beginning on page 45 of the accompanying prospectus, as trustee under our Junior Subordinated Indenture dated as of March 20, 1997. If an event of default under the Floating Rate Subordinated Notes occurs, the Trustee may be considered to have a conflicting interest with respect to the Floating Rate Subordinated Notes, the 5.45%

Subordinated Notes, the 4.50% Subordinated Notes due June 1, 2018 or the Junior Subordinated Indenture for purposes of the Trust Indenture Act of 1939, as amended. In that case, the Trustee may be required to resign as trustee under the subordinated indenture and we would be required to appoint a successor trustee.

•	Subordination: Our obligation to make payments on the Floating Rate Subordinated Notes will be subordinated as described below under “— Subordination of the Notes.”

•	Events of Default; Acceleration: An event of default under the Floating Rate Subordinated Notes will occur, and the payment of principal of the Floating Rate Subordinated Notes may be accelerated, only in certain events involving our bankruptcy, insolvency or reorganization (but not the bankruptcy, insolvency or reorganization of any of our subsidiaries), as more fully described on pages 11 to 12 of the accompanying prospectus. There will be no right of acceleration of the payment of principal of the Floating Rate Subordinated Notes upon a default in the payment of principal or interest on the Floating Rate Subordinated Notes or in the performance of any of our covenants or agreements contained in the Floating Rate Subordinated Notes or in the subordinated indenture, as supplemented.

•	Issuance of Additional Notes: We may, without notice to or consent of the holders or beneficial owners of the Floating Rate Subordinated Notes, issue additional notes having the same ranking, interest provisions, maturity and/or other terms as the Floating Rate Subordinated Notes. Any such additional notes issued may be considered part of the same series of notes under the subordinated indenture, as supplemented, as the Floating Rate Subordinated Notes offered by this prospectus supplement.
Interest Rate for the Floating Rate Subordinated Notes Due 2016
     If you purchase a Floating Rate Subordinated Note, your note will bear interest for each interest period at a rate equal to 0.42% above the interest rate per annum for three-month deposits in U.S. dollars designated as “LIBOR.” The calculation agent shall determine LIBOR in the following manner:
•	LIBOR will be the offered rate per annum for three-month deposits in U.S. dollars on the relevant interest determination date as that rate appears on Moneyline Telerate page 3750 as of 11:00 A.M., London time, on the relevant interest determination date.

•	If the rate described above does not appear on Moneyline Telerate page 3750 at such time, LIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., London time, on the relevant interest determination date, at which deposits of the following kind are offered to prime banks in the London interbank market by four major banks in that market selected by the calculation agent: three-month U.S. dollar deposits, beginning on the relevant interest reset date, and in a representative amount. The calculation agent will request the principal London office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, LIBOR for the relevant interest determination date will be the arithmetic mean of the quotations.

•	If fewer than two quotations are provided as described above, LIBOR for the relevant interest determination date will be the arithmetic mean of the rates for loans of the following kind to leading European banks quoted, at approximately 11:00 A.M. New York City time on that interest determination date, by three major banks in New York City selected by the calculation agent: three-month loans of U.S. dollars, beginning on the relevant interest reset date, and in a representative amount.

•	If fewer than three banks selected by the calculation agent are quoting as described above, LIBOR for the new interest period will be LIBOR in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.
     The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.
     In this subsection, we use several terms that have special meanings relevant to calculating LIBOR. We define these terms as follows:
•	the term “representative amount” means an amount that, in the calculation agent’s judgment, is representative of a single transaction in the relevant market at the relevant time; and

•	the term “Moneyline Telerate page” means the display on Moneyline Telerate, Inc., or any successor service, on the page or pages specified in this prospectus supplement or any replacement page or pages on that service.
Subordination of the Notes
     Our obligation to make payments of principal and interest on the notes, to the extent specified in the subordinated indenture, as supplemented by the first supplemental indenture, will be subordinate and junior in right of payment to all of our senior indebtedness. The subordinated indenture, as supplemented by the first supplemental indenture, does not restrict us in any way now or in the future from incurring senior indebtedness or indebtedness that would be pari passu with or subordinate to the notes.
     The subordinated indenture, as supplemented by the first supplemental indenture, defines “senior indebtedness” as
•	all of our indebtedness (including indebtedness of others guaranteed by us), whether outstanding on the date of the first supplemental indenture or thereafter created, incurred or assumed, which is
-	for money borrowed, or

-	evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind,
•	any obligation, whether outstanding on the date of the first supplemental indenture or thereafter created, incurred or assumed, which is
-	our obligation under direct credit substitutes,

-	an obligation of, or any such obligation directly or indirectly guaranteed by, us for purchased money or funds,

-	a deferred obligation of, or any such obligation directly or indirectly guaranteed by, us incurred in connection with the acquisition of any business, properties or assets not evidenced by a note or similar instrument given in connection therewith, or

-	our obligation to make payment pursuant to the terms of financial instruments such as (A) securities contracts and foreign currency exchange contracts, (B) derivative instruments, such as swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts and commodity options contracts and (C) financial instruments similar to those set forth in (A) or (B) above, and
•	any amendments, renewals, extensions or modifications of any such indebtedness or obligation, unless in any case in the instrument creating or evidencing any such indebtedness or obligation or pursuant to which the same is outstanding it is provided that such indebtedness or obligation is not superior in right of payment to the notes or is to rank pari passu with or subordinate to the notes.
     Senior indebtedness does not include the 5.45% Subordinated Notes, the Floating Rate Subordinated Notes, any other subordinated notes as may be issued in the future under the subordinated indenture, as supplemented by the first supplemental indenture, our 4.50% Subordinated Notes due June 1, 2018 previously issued under the subordinated indenture, or any securities issued under our Junior Subordinated Indenture dated as of March 20, 1997.
     Upon any payment or distribution of assets to creditors in case of our liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or any bankruptcy, insolvency, or similar proceedings, all holders of senior indebtedness will be entitled to receive payment in full of all amounts due before the holders of notes will be entitled to receive any payment of principal or interest on their notes. If the notes are accelerated, all holders of senior indebtedness will be entitled to receive payment in full of all amounts due before the holders of notes will be entitled to receive any payment of principal or interest on their notes. In addition, in the event of and during the continuation of any default in the payment of principal of (or premium, if any) or interest on any senior indebtedness beyond any applicable grace period, or in the event that any event of default with respect to any senior indebtedness permits the acceleration of the maturity of that senior indebtedness, or if any judicial proceeding is pending with respect to the default in payment or event of default of such senior indebtedness, no payment on the principal of (or premium, if any) or interest on the notes will be made unless and until the event of default has been cured or waived and the acceleration rescinded or annulled.
     The 5.45% Subordinated Notes and the Floating Rate Subordinated Notes are pari passu with each other in all respects. Due to differing subordination provisions in various series of subordinated debt securities issued by us, the holders of the notes may receive less, ratably, than holders of some of our other series of subordinated debt securities.
     The provisions in the prospectus relating to “Other Financial Obligations” do not apply to the notes, and are superseded in their entirety by the provisions of the subordinated indenture, as supplemented by the first supplemental indenture, described above. The foregoing definition of “senior indebtedness” supersedes the definition of “senior indebtedness” in the prospectus in relation to the notes.
UNDERWRITING
     Fifth Third Bancorp and the underwriters for the offering (the “Underwriters”) named below have entered into an underwriting agreement with respect to the notes. Subject to certain conditions, each Underwriter has severally agreed to purchase the principal amount of notes indicated in the following table. Banc of America Securities LLC, Citigroup Global Markets Inc. and Goldman, Sachs & Co. are the representatives of the Underwriters.

	Principal Amount	Principal Amount
	of 5.45%	of Floating Rate
	Subordinated Notes	Subordinated Notes
Underwriters	due 2017	due 2016
Banc of America Securities LLC	$140,000,000	$70,000,000
Citigroup Global Markets Inc.	140,000,000	70,000,000
Goldman, Sachs & Co.	140,000,000	70,000,000
Credit Suisse Securities (USA) LLC	20,000,000	10,000,000
Fifth Third Securities, Inc.	20,000,000	10,000,000
UBS Securities LLC	20,000,000	10,000,000
BNY Capital Markets, Inc.	5,000,000	2,500,000
Lehman Brothers Inc.	5,000,000	2,500,000
Morgan Stanley & Co. Incorporated	5,000,000	2,500,000
Wachovia Capital Markets, LLC	5,000,000	2,500,000

Total	$500,000,000	$250,000,000

     The Underwriters are committed to take and pay for all of the notes being offered, if any are taken.
     Notes sold by the Underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any notes sold by the Underwriters to securities dealers may be sold at a discount from the initial public offering price of up to 0.30% of the principal amount of notes. Any such securities dealers may resell any notes purchased from the Underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to 0.20% of the principal amount of notes. If all the notes are not sold at the initial offering price, the representatives may change the offering price and the other selling terms. Underwriting discounts or commissions in connection with sales of the notes will not exceed 8%.
     The notes are new issues of securities with no established trading market. We have been advised by the Underwriters that the Underwriters (other than Fifth Third Securities, Inc.) intend to make markets in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading markets for the notes.
     In connection with the offering of the notes, the Underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the Underwriters of a greater principal amount of notes than they are required to purchase in the offering of the notes. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering of the notes is in progress.
     The Underwriters also may impose a penalty bid. This occurs when a particular Underwriter repays to the Underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such Underwriter in stabilizing or short covering transactions.
     These activities by the Underwriters may stabilize, maintain or otherwise affect the market prices of the notes. As a result, the prices of the notes may be higher than the prices that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the Underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.
     We estimate that our share of the total expenses of the offering of the notes, excluding underwriting discounts and commissions, will be approximately $775,000.
     We have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.
     Fifth Third Securities, Inc. is an affiliate of ours. Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. imposes certain requirements when an NASD member such as Fifth Third Securities distributes an affiliated company’s securities. Fifth Third Securities has advised us that this offering of the notes will comply with the applicable requirements of Rule 2720.
     NASD members will not confirm initial sales to accounts over which they exercise discretionary authority without the prior specific written approval of the customer.
     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:
(a) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;
(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by Fifth Third Bancorp of a prospectus pursuant to Article 3 of the Prospectus Directive.
     For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.
     Each Underwriter has represented and agreed that:
(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to Fifth Third Bancorp; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.
     The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
     The securities have not been and will not be registered under the Securities and Exchange Law of Japan (the “Securities and Exchange Law”) and each Underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.
     This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
     Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.
     We expect that the delivery of the notes offered hereby will be made against payment therefor on or about December 20, 2006, which will be the fifth business day after the date of this prospectus supplement. Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade agree otherwise. Accordingly, purchasers who wish to trade notes on the date of this prospectus supplement or the following business day will be required to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.
VALIDITY OF THE NOTES
     The validity of the notes will be passed upon for us by Paul L. Reynolds, Esq., Executive Vice President, General Counsel and Secretary of Fifth Third Bancorp, and by Graydon Head & Ritchey LLP, Cincinnati, Ohio. Certain legal matters will be passed upon for the Underwriters by Sidley Austin LLP, New York, New York. Mr. Reynolds and Graydon Head & Ritchey LLP will rely as to all matters of New York law upon the opinion of Sidley Austin LLP. Sidley Austin LLP will rely as to all matters of Ohio law upon the opinions of Mr. Reynolds and Graydon Head & Ritchey LLP.
EXPERTS
     The consolidated financial statements and management’s report on the effectiveness of internal control over financial reporting, incorporated in this prospectus supplement by reference to Fifth Third Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2005, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion and include an explanatory paragraph related to the adoption on January 1, 2004 of the fair value recognition provisions of Statement of Financial Accounting Standards No. 123, “Accounting for Stock Based Compensation,” using the retroactive restatement method and the adoption of Financial Accounting Standards Board Interpretation No. 46, “Consolidation of Variable Interest Entities,” effective July 1, 2003, (2) express an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting), which are incorporated by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Fifth Third Center
38 Fountain Square Plaza
Cincinnati, Ohio 45263
(513) 579-5300

Fifth Third Bancorp

$2,000,000,000

Debt Securities Preferred Stock Depositary Shares Common Stock Warrants of	Capital Securities of FIFTH THIRD CAPITAL TRUST IV FIFTH THIRD CAPITAL TRUST V FIFTH THIRD CAPITAL TRUST VI Fully and unconditionally guaranteed as described herein by

FIFTH THIRD BANCORP	FIFTH THIRD BANCORP

      We may offer and sell any combination of the securities listed above, in one or more offerings, up to a total dollar amount of $2,000,000,000 (or the equivalent in foreign currency or currency units). We will describe specific terms of the securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

      Fifth Third’s common stock is traded on the Nasdaq National Market under the symbol “FITB”.

      These securities have not been approved or disapproved by the SEC or any state securities commission nor have these organizations determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      These securities will not be savings accounts, deposits or other obligations of any bank and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency.

This prospectus is dated April 29, 2002

i

ABOUT THIS DOCUMENT

      This document is called a “prospectus”, and it provides you with a general description of the securities we may offer. Each time we sell securities we will provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplements, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information”.

      Where appropriate, the applicable prospectus supplement will describe U.S. federal income tax considerations relevant to the securities being offered.

      Fifth Third Bancorp is an Ohio corporation (also referred to as “Fifth Third”). Fifth Third Capital Trust IV, Fifth Third Capital Trust V and Fifth Third Capital Trust VI are statutory business trusts created under Delaware law (separately each trust is also referred to as an “Issuer Trust” and together as the “Issuer Trusts”). Together, we have filed a registration statement with the SEC using a “shelf” registration or continuous offering process. Under this shelf process, we may offer and sell any combination of the securities described in this prospectus, in one or more offerings, up to a total dollar amount of $2,000,000,000 (or the equivalent in foreign currencies or currency units).

      Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “we”, “us”, “our”, or similar references mean Fifth Third.

      Our SEC registration statement containing this prospectus, including exhibits, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s web site or at the SEC’s offices. The SEC’s web site and street addresses are provided under the heading “Where You Can Find More Information”.

      When acquiring securities, you should rely only on the information provided in this prospectus and in the related prospectus supplement, including any information incorporated by reference. No one is authorized to provide you with different information. We are not offering the securities in any state where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is truthful or complete for any date other than the date indicated on the cover page of these documents.

      Fifth Third and the Issuer Trusts may sell securities to underwriters who will in turn sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by Fifth Third or an Issuer Trust directly or through dealers or agents designated from time to time, which agents may be our affiliates. If Fifth Third, directly or through agents, solicits offers to purchase the securities, Fifth Third reserves the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers.

      A prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to Fifth Third and each Issuer Trust. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933.

WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. In addition, our SEC filings are available to the public at the SEC’s web site at http://www.sec.gov.

      In this prospectus, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

      We incorporate by reference the documents listed below and any documents we file with the SEC in the future under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (other than information in such documents deemed not to have been filed) until our offering is completed. The information in any such document referred to in Item 402(a)(8) of Regulation S-K of the SEC shall not be deemed incorporated by reference herein.

•	Annual Report on Form 10-K for the year ended December 31, 2001 (as amended on Form 10-K/A);

•	Current Report on Form 8-K dated March 6, 2002; and

•	Proxy Statement on Schedule 14A dated February 8, 2002.

      You may request a copy of any of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:

Paul L. Reynolds
Executive Vice President, General Counsel and Secretary
Fifth Third Bancorp
Fifth Third Center
38 Fountain Square Plaza
Cincinnati, Ohio 45263
(513) 579-5300

      No separate financial statements of any Issuer Trust are included in this prospectus. Fifth Third and the Issuer Trusts do not consider that such financial statements would be material to holders of the capital securities because each Issuer Trust is a special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the corresponding junior subordinated debentures (as defined under the heading “The Issuer Trusts”) of Fifth Third and issuing the trust securities. Furthermore, taken together, Fifth Third’s obligations under each series of corresponding junior subordinated debentures, the indenture under which the corresponding junior subordinated debentures will be issued, the related trust agreement, the related expense agreement and the related guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related capital securities of an Issuer Trust. For a more detailed discussion, see “The Issuer Trusts”, “Capital Securities and Related Instruments”, “Capital Securities and Related Instruments — Junior Subordinated Debentures — Corresponding Junior Subordinated Debentures” and “Capital Securities and Related Instruments — Guarantees”. In addition, Fifth Third does not expect any of the Issuer Trusts to file reports under the Exchange Act with the SEC.

FORWARD-LOOKING STATEMENTS

      This prospectus and each prospectus supplement contains or incorporates statements that we believe are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to our financial condition, results of operations, plans, objectives, future performance or business. They usually can be identified by the use of forward-looking language such as “will likely result”, “may”, “are expected to”, “is anticipated”, “estimate”, “forecast”, “projected”, “intends to” or other similar words. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to those described in this prospectus, the prospectus supplement or the documents incorporated by reference. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements we may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us.

      Our actual results, performance or achievements could be significantly different from the results expressed in or implied by any forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) competitive pressures on financial institutions may increase significantly; (2) changes in the interest rate environment may reduce interest margins; (3) prepayment speeds, loan sale volumes, charge-offs and loan loss provisions are inherently uncertain; (4) general economic conditions, either national or in the states in which we do business, may be less favorable than expected; (5) political developments, wars or other hostilities may cause disruption or movements in securities markets or other economic conditions; (6) legislative or regulatory changes may adversely affect the businesses in which we are engaged; (7) changes and trends in the securities markets. You should refer to our periodic and current reports filed with the SEC for further information on other factors which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. See “Where You Can Find More Information”.

FIFTH THIRD BANCORP

      Fifth Third Bancorp is an Ohio corporation organized in 1975 with its principal office located in Cincinnati, Ohio. At December 31, 2001, our wholly owned second-tier holding company, Fifth Third Financial Corporation, had 11 wholly owned direct subsidiaries: Fifth Third Bank; Fifth Third Bank, Florida; Fifth Third Bank, Northern Kentucky, Inc.; Fifth Third Bank, Kentucky, Inc.; Fifth Third Bank, Indiana; Fifth Third Bank, (Michigan); Fifth Third Community Development Corporation; Fifth Third Insurance Services, Inc.; Fifth Third Investment Company; USB, Inc. and Heartland Capital Management, Inc.

      At December 31, 2001, we, our affiliated banks and other subsidiaries had consolidated total assets of approximately $71.0 billion, consolidated total deposits of approximately $45.9 billion and consolidated total shareholders’ equity of approximately $7.6 billion.

      Through our subsidiaries, we engage primarily in commercial, retail and trust banking, electronic payment processing services and investment advisory services. Significant subsidiaries of our affiliate banks include: The Fifth Third Company; Fifth Third Leasing Company; Midwest Payment Systems, Inc.; Fifth Third International Company; Fifth Third Real Estate Capital Markets Company; Fifth Third Mortgage Company; Fifth Third Mortgage Insurance Reinsurance Company; Fifth Third Insurance Agency, Inc.; Fifth Third Real Estate Investment Trust, Inc.; Fifth Third Asset Management, Inc.; Fifth Third Securities, Inc.; USB Payment Processing, Inc. and GNB Realty, LLC. Our subsidiaries provide a full range of financial products and services to the retail, commercial, financial, governmental, educational and medical sectors, including a wide variety of checking, savings and money market accounts, and credit products such as credit cards, installment loans, mortgage loans and leasing.

      Through Midwest Payment Systems, we operate for ourselves and for other financial institutions a proprietary automated teller machine (“ATM”) and Point of Sale (“POS”) network, Jeanie®. Fifth Third Bank also participates in several regional shared ATM networks including NYCE®, Pulse®, and Star®. These networks include approximately 408,000, 433,000 and 1,063,000 ATMs and POS devices, respectively. Fifth Third Bank also participates in Cirrus® and Plus System®, which are international ATM networks including approximately 635,000 and 700,000 participating ATMs, respectively. Midwest Payment Systems also provides electronic fund transfers, ATM processing, electronic personal banking, merchant transaction processing, electronic bill payment and electronic benefit transfer services for thousands of regional banks, bank holding companies, service retailers and other financial institutions throughout the United States.

      On January 2, 2001, we completed the acquisition of Resource Management, Inc. dba Maxus Investment Group (“Maxus”), a privately-held diversified financial services company based in Cleveland, Ohio. In connection with this acquisition, we issued 470,162 shares of our common stock and paid $18.1 million in cash for the outstanding capital stock of Maxus. This transaction was accounted for as a purchase.

      On March 9, 2001, we completed the acquisition of Capital Holdings, Inc. (“Capital Holdings”), a publicly traded bank holding company located in Sylvania, Ohio which owns Capital Bank, N.A. Capital Holdings had total assets of approximately $1.1 billion and total deposits of $874 million as of September 30, 2000. In connection with this acquisition, we issued 4,505,385 shares of our common stock for the outstanding shares of Capital Holdings. This transaction was tax-free and accounted for as a pooling-of-interests.

      On April 2, 2001, we completed the acquisition of Old Kent Financial Corporation (“Old Kent”), a publicly traded financial holding company based in Grand Rapids, Michigan. As of December 31, 2000, Old Kent had total assets of $23.8 billion and total deposits of approximately $17.4 billion. In connection with this acquisition, we issued 103,716,638 shares of our common stock, 7,250 shares of our Series D convertible perpetual preferred stock and 2,000 shares of our Series E perpetual preferred stock to the shareholders of Old Kent. This transaction was tax-free and accounted for as a pooling of interests.

      On October 31, 2001, we completed the acquisition of USB, Inc. and its subsidiaries. USB was a privately-held company that provides payment processing services for agent banks and small and medium sized merchants. In connection with this acquisition, we paid approximately $220 million in cash. This transaction was accounted for as a purchase.

      Fifth Third is a corporate entity legally separate and distinct from its subsidiaries. The principal source of our income is dividends from our subsidiaries. There are certain regulatory restrictions as to the extent to which our subsidiaries can pay dividends or otherwise supply funds to us. See “Common Stock — Dividends”.

USE OF PROCEEDS

      We expect to use the net proceeds from the sale of any securities for general corporate purposes, which may include:

•	reducing or refinancing existing debt;

•	investments at the holding company level;

•	investing in, or extending credit to, our operating subsidiaries;

•	possible acquisitions;

•	stock repurchases; and

•	other purposes as described in any prospectus supplement.

      Pending such use, we may temporarily invest the net proceeds. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds. Except as indicated in a prospectus supplement, allocations of the proceeds to specific purposes will not have been made at the date of that prospectus supplement.

      We continually evaluate possible business combination opportunities. As a result, future business combinations involving cash, debt or equity securities may occur. Any future business combination or series of business combinations that we might undertake may be material, in terms of assets acquired, liabilities assumed or otherwise, to our financial condition.

      Based upon our historical and anticipated future growth and our financial needs, we may engage in additional financings of a character and amount that we determine as the need arises.

CONSOLIDATED EARNINGS RATIOS

      The following table provides Fifth Third’s consolidated ratios of earnings to fixed charges and combined fixed charges and preferred stock dividend requirements:

	Years Ended December 31,

	2001	2000	1999	1998	1997

Consolidated Ratios of Earnings to Fixed Charges
Excluding interest on deposits	3.24x	2.89	3.32	3.17	3.33
Including interest on deposits	1.72x	1.62	1.72	1.60	1.58
Consolidated Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividend Requirements
Excluding interest on deposits	3.24x	2.89	3.31	3.17	3.33
Including interest on deposits	1.72x	1.62	1.71	1.60	1.58

      For purposes of computing both the consolidated ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividend requirements:

•	earnings represent net income (loss) before extraordinary items plus applicable income taxes and fixed charges;

•	fixed charges, excluding interest on deposits, include interest expense (other than on deposits) and the proportion deemed representative of the interest factor of rent expense, net of income from subleases;

•	fixed charges, including interest on deposits, include all interest expense and the proportion deemed representative of the interest factor of rent expense, net of income from subleases; and

•	pretax earnings required for preferred stock dividends were computed using tax rates for the applicable year.

REGULATORY CONSIDERATIONS

      We are extensively regulated under both federal and state law. Fifth Third is a financial holding company and a bank holding company under the Bank Holding Company Act, as well as a savings and loan holding company under the Home Owners’ Loan Act. As such, the Federal Reserve Board regulates, supervises and examines Fifth Third. Each of our banking affiliates has deposit insurance provided by the Federal Deposit Insurance Corporation through either the Bank Insurance Fund or the Savings Association Insurance Fund. For a discussion of the material elements of the regulatory framework applicable to financial holding companies, bank holding companies and their subsidiaries and specific information relevant to Fifth Third, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (as amended on Form 10-K/A) and any subsequent reports we file with the SEC, which are incorporated by reference in this prospectus. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance funds and not for the protection of security holders. As a result of this regulatory framework, Fifth Third’s earnings are affected by actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, which insures the deposits of our banking subsidiaries within certain limits, the Office of Thrift Supervision, which regulates our savings association subsidiary, the Ohio Commissioner of Banking, which regulates us and our bank subsidiaries, and the SEC, which regulates the activities of certain subsidiaries engaged in securities-related businesses.

      Our earnings are also affected by general economic conditions, our management policies and legislative action. In addition, there are numerous governmental requirements and regulations that affect our business activities. A change in applicable statutes, regulations or regulatory policy may have a material effect on our business.

      Depository institutions, like our bank and savings association subsidiaries, are also affected by various federal laws, including those relating to consumer protection and similar matters. We also have other financial services subsidiaries regulated, supervised and examined by the Federal Reserve Board, as well as other relevant state and federal regulatory agencies and self-regulatory organizations. Our non-bank subsidiaries may be subject to other laws and regulations of the federal government or the various states in which they are authorized to do business.

DEBT SECURITIES

      The following description summarizes the material provisions of the senior indenture, the subordinated indenture and the debt securities to be issued under these indentures. This description is not complete and is subject to, and is qualified in its entirety by reference to, the indenture under which the debt securities are issued and the Trust Indenture Act. The specific terms of any series of debt securities will be described in the applicable prospectus supplement, and may differ from the general description of the terms presented below. Forms of the senior indenture and the subordinated indenture have been filed as exhibits to our SEC registration statement. Whenever particular defined terms of the senior indenture or the subordinated indenture (each as supplemented or amended from time to time) are referred to in this prospectus or a prospectus supplement, those defined terms are incorporated in this prospectus or such prospectus supplement by reference.

General

      Senior debt securities will be issued in one or more series under an indenture to be entered into between Fifth Third and a trustee. This indenture is referred to as the “senior indenture” and this trustee is referred to as the “senior trustee”. Subordinated debt securities will be issued under an indenture to be entered into between Fifth Third and a trustee. This indenture is referred to as the “subordinated indenture” and this trustee is referred to as the “subordinated trustee”. The senior indenture and the subordinated indenture are also referred to together as the “indentures”, and the senior trustee and subordinated trustee are referred to together as the “trustees”. The trustees will be identified in applicable prospectus supplements. Capitalized terms which are not otherwise defined have the meaning given to them in the relevant indenture.

      The indentures do not limit the aggregate principal amount of debt securities or of any particular series of debt securities that may be issued under the indentures. They provide that these debt securities may be issued at various times in one or more series, in each case with the same or various maturities, at par or at a discount. The indentures do not limit the amount of other debt that we may issue and do not contain financial or similar restrictive covenants. We expect from time to time to incur additional senior indebtedness and Other Financial Obligations (each as defined below). The indentures do not prohibit or limit additional senior indebtedness or Other Financial Obligations. Each indenture provides that there may be more than one trustee under the indenture with respect to different series of debt securities.

      Because we are a holding company and a legal entity separate and distinct from our subsidiaries, our rights to participate in any distribution of assets of a subsidiary upon its liquidation, reorganization or otherwise, and the holders of debt securities’ ability to benefit indirectly from that distribution, would be subject to prior creditor’s claims, except to the extent we may ourselves be recognized as a creditor of that subsidiary. Claims on our subsidiary banks by creditors other than us include long-term debt and substantial obligations with respect to deposit liabilities and federal funds purchased, securities sold under repurchase agreements, other short-term borrowings and various other financial obligations. The indentures do not contain any covenants designed to afford holders of debt securities protection in the event of a highly leveraged transaction involving us.

      The particular terms of any debt securities will be contained in a prospectus supplement. The prospectus supplement will describe the following terms of the debt securities:

•	the title of the debt securities;

•	whether the debt securities are senior debt securities or subordinated debt securities;

•	any limit upon the aggregate principal amount of the debt securities and the percentage of principal amount at which they may be issued;

•	the date on which the principal of the debt securities must be paid;

•	the interest rates per annum of the debt securities, the methods of determining these rates, the dates from which the interest will accrue, the interest payment dates, the regular record date for the interest payable on any interest payment date, the person to whom any payment must be made, if other than the person in whose name that debt security is registered on the regular record date for such interest, and the payment method of any interest payable on a global debt security on an interest payment date;

•	if other than the location specified in this prospectus, the place where any principal, premium or interest on the debt securities must be paid;

•	any redemption and any mandatory or optional sinking fund provisions;

•	any repayment provision;

•	if other than denominations of integral multiples of $1,000, the denominations in which the debt securities will be issued;

•	if other than the principal amount, the portion of the debt securities’ principal amount that will be payable upon an acceleration of their maturity;

•	the currency or currency unit of payment of principal, premium, if any, and interest on the debt securities, and any index used to determine the amount of payment of principal, premium, if any, and interest on these debt securities;

•	whether the debt securities will be issued in permanent global form and, in such case, the initial depository and the circumstances under which such permanent global debt security may be exchanged;

•	whether the subordination provisions summarized below or other subordination provisions, including a different definition of “senior indebtedness”, “Entitled Persons” or “Other Financial Obligations” will apply to the debt securities;

•	the terms and conditions of any obligation or right of Fifth Third or a holder to convert or exchange subordinated debt securities into other securities; and

•	any other key aspects of the debt securities not specified in this prospectus.

      Unless otherwise described in the applicable prospectus supplement, principal, premium, and interest, if any, on the debt securities will be payable, and the debt securities will be transferable, at the corporate trust office of Fifth Third Bank in Cincinnati, Ohio, except that interest may be paid at our option by check mailed to the address of the holder entitled to it as it appears on the security register.

      Unless otherwise described in the applicable prospectus supplement, the debt securities will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. As permitted by the indenture, unless otherwise described in the applicable prospectus supplement, the debt securities will be issued in permanent global form. See “Issuance of Global Securities”. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment to cover any tax or other governmental charge payable in connection with a transfer or exchange.

      Both senior debt securities and subordinated debt securities may be issued as original issue discount securities (as defined below) to be offered and sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations that apply to any original issue discount securities will be summarized in the applicable prospectus supplement. The term “original issue discount security” means any security that provides for an amount less than its principal amount to be due and payable upon the acceleration of its maturity.

      We refer to the applicable prospectus supplement relating to any series of debt securities that are original issue discount securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of such original issue discount securities upon a continuing event of default (as defined below).

Subordination of the Subordinated Debt Securities

      Our obligation to make any payment of principal or interest on subordinated debt securities will, to the extent the subordinated indenture specifies, be subordinate and junior in right of payment to all of our senior indebtedness. Unless otherwise specified in the prospectus supplement relating to a specific series of subordinated debt securities, “senior indebtedness” is defined in the subordinated indenture to mean the principal of (and premium, if any) and interest on:

•	all our indebtedness, including indebtedness of others guaranteed by us, (i) for money borrowed or (ii) evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind, other than the subordinated debt securities, whether outstanding on the date of execution of the indenture or incurred afterward, except indebtedness that by its terms expressly is not superior in payment right to the subordinated debt securities or ranks equal to the subordinated debt securities; and

•	any amendments, renewals, extensions or modifications of any such senior indebtedness.

      Unless otherwise described in the prospectus supplement relating to a specific series of subordinated debt securities, in certain events of insolvency, the payment of the principal and interest on the subordinated debt securities will, to the extent described in the subordinated indenture, also be effectively subordinate in payment right to the prior payment of all Other Financial Obligations. Upon any payment or distribution of assets to creditors in case of our liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, or any bankruptcy, insolvency or similar proceedings, all senior indebtedness holders will be entitled to receive payment in full of all amounts due before the subordinated debt securities holders will be entitled to receive any payment of principal or interest on their securities. If upon any such payment or asset distribution to creditors, there remains, after giving effect to those subordination provisions in favor of senior indebtedness holders, any amount of cash, property or securities available for payment or distribution in respect of subordinated debt securities (defined in the subordinated indenture as “Excess Proceeds”) and, at that time, any Entitled Persons (as defined below) in respect of Other Financial Obligations have not received payment of all amounts due on such Other Financial Obligations, then such Excess Proceeds will first be applied to pay these Other Financial Obligations before any payment may be applied to subordinated debt securities. If the maturity of any subordinated debt securities is accelerated, all senior indebtedness holders will be entitled to receive payment of all amounts due before the subordinated debt securities holders will be entitled to receive any payment of principal or interest on their securities. In addition, in the event of and during the continuation of any default in the payment of principal of (or premium, if any) or interest on any senior indebtedness beyond any applicable grace period, or in the event that any event of default with respect to any senior indebtedness permits the acceleration of the maturity of that senior indebtedness, or if any judicial proceeding is pending with respect to the default in payment or event of default, no payment on the principal of (or premium, if any) or interest on the subordinated debt securities will be made unless and until the event of default has been cured or waived and the acceleration rescinded or annulled.

      Unless otherwise specified with respect to a series of subordinated debt securities in the related prospectus supplement,“Other Financial Obligations” means:

•	obligations of Fifth Third under direct credit substitutes;

•	obligations of, or any such obligation directly or indirectly guaranteed by, Fifth Third for purchased money or funds;

•	any deferred obligation of, or any such obligation directly or indirectly guaranteed by, Fifth Third incurred in connection with the acquisition of any business, properties or assets not evidenced by a note or similar instrument;

•	all obligations of Fifth Third to make payment under the terms of financial instruments, such as:

•	securities contracts and foreign currency exchange contracts;

•	derivative instruments such as:

•	swap agreements (including interest rate and foreign exchange rate swap agreements);

•	cap agreements;

•	floor agreements;

•	collar agreements;

•	interest rate agreements;

•	foreign exchange rate agreements;

•	options;

•	commodity futures contracts;

•	commodity option contracts; and

•	similar financial instruments, other than:

•	obligations on account of senior indebtedness; and

•	obligations on account of indebtedness for money borrowed ranking equal or subordinate to the subordinated debt securities.

      Unless otherwise specified with respect to a series of subordinated debt securities in the related prospectus supplement, “Entitled Persons” means any person who is entitled to payment under the terms of Other Financial Obligations.

      Our obligations under subordinated debt securities will rank equal in right of payment with each other subject to the obligations of subordinated debt security holders to pay over any Excess Proceeds to Entitled Persons in respect of Other Financial Obligations, unless otherwise described in the prospectus supplement relating to a specific series of subordinated debt securities.

Conversion or Exchange

      If and to the extent indicated in the applicable prospectus supplement, a series of subordinated debt securities may be convertible or exchangeable into other debt securities or common stock, preferred stock or depositary shares. The specific terms on which any series may be so converted or exchanged will be described in the applicable prospectus supplement. These terms may include provisions for conversion or exchange, whether mandatory, at the holder’s option or at our option, in which case the amount or number of securities the subordinated debt security holders would receive would be calculated at the time and manner described in the applicable prospectus supplement.

Defaults

      Senior Debt Securities. The following events will be “events of default” with respect to each series of senior debt securities:

•	default in any principal or premium payment on any security of that series at maturity;

•	default for 30 days in interest payment of any security of that series;

•	failure by us to deposit any sinking fund payment when due in respect of that series;

•	failure by us for 60 days in performing any other covenant or warranty in the senior indenture (other than a covenant or warranty solely for the benefit of other series of senior debt securities) after:

•	we are given written notice by the senior trustee; or

•	the holders of at least 25% in aggregate principal amount of the outstanding securities of that series give written notice to us and the senior trustee;

•	failure by us to pay when due any indebtedness of Fifth Third or any of our principal subsidiary banks in excess of $25,000,000; or acceleration of the maturity of any such indebtedness exceeding that amount if acceleration results from a default under the instrument giving rise to that indebtedness and is not annulled within 60 days after due notice;

•	bankruptcy, insolvency or reorganization of us or one of our principal subsidiary banks; and

•	any other event of default provided for that series.

A “principal subsidiary bank” is any subsidiary (as defined in the senior indenture) that is a bank and that has total assets equal to 50% or more of our consolidated assets, determined as of the date of the most recent financial statements of such entities. At present, the only principal subsidiary bank is Fifth Third Bank.

      If an event of default for senior debt securities of any series outstanding has occurred and is continuing, either the senior trustee or the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities, that portion of the principal amount specified by the terms of that series) of all securities of that series to be due and payable immediately. However, no such declaration is required with respect to an event of default triggered by bankruptcy, insolvency or reorganization. Subject to certain conditions, this declaration may be annulled by the holders of a majority in principal amount of the outstanding securities of the series. In addition, the holders of a majority in principal amount of the outstanding securities of the series may waive any past default with respect to such series, except for a default:

•	in any principal, premium or interest payment; or

•	of a covenant which cannot be modified without the consent of each holder of outstanding senior debt securities of the series affected.

Any annulment or waiver so effected will be binding on all holders of securities of that series.

      In the event of our bankruptcy, insolvency or reorganization, senior debt securities holders’ claims would fall under the broad equity power of a federal bankruptcy court, and to that court’s determination of the nature of those holders’ rights.

      The senior indenture contains a provision entitling the senior trustee, acting under the required standard of care, to be indemnified by the holders of any outstanding senior debt securities series before proceeding to exercise any right or power under the senior indenture at the holders’ request. The holders of a majority in principal amount of outstanding senior debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the senior trustee, or exercising any trust or other power conferred on the senior trustee, with respect to the senior debt securities of such series. The senior trustee, however, may decline to act if that direction is contrary to law or the senior indenture or would involve the senior trustee in personal liability.

      We will file annually with the senior trustee a compliance certificate as to all conditions and covenants in the senior indenture.

      Subordinated Debt Securities. The payment of principal of the subordinated debt securities may be accelerated only upon an event of default (as defined below) specified in the subordinated indenture or in the specific terms of a series of subordinated debt securities (which will be described in the related prospectus supplement). These events are more limited than the events of default described above with respect to senior debt securities. In particular, there is no acceleration right in the case of a default in the payment of interest or principal prior to the maturity date or a default in performance of any covenants in the subordinated indenture.

      With respect to each series of subordinated debt securities, an “event of default” includes certain events involving our bankruptcy, insolvency or reorganization (but not the bankruptcy, insolvency or reorganization of any subsidiary). With respect to a particular series of subordinated debt securities, additional events of default may be provided, in which case they will be described in the related prospectus supplement.

      With respect to each series of subordinated debt securities, the subordinated indenture defines a “default” to include:

•	any event of default;

•	default in any principal or premium payment on any security of that series at maturity;

•	default for 30 days in interest payment of any security of that series;

•	failure by us for 30 days in performing any other covenant or warranty in the subordinated indenture (other than a covenant or warranty solely for the benefit of other series of subordinated debt securities) after:

•	we are given written notice by the subordinated trustee; or

•	the holders of at least 25% in aggregate principal amount of the outstanding securities of that series give written notice to us and the subordinated trustee; or

•	any other default provided for that series.

      If an event of default for subordinated debt securities of any series outstanding has occurred and is continuing, either the subordinated trustee or the holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities, that portion of the principal amount specified by the terms of that series) of all securities of that series to be due and payable immediately. Subject to certain conditions, this declaration may be annulled by the holders of a majority in principal amount of the outstanding securities of the series. In addition, the holders of a majority in principal amount of the outstanding securities of the series may waive any past default with respect to such series, except for a default:

•	in any principal, premium or interest payment; or

•	of a covenant which cannot be modified without the consent of each holder of outstanding subordinated debt securities of the series affected.

Any annulment or waiver so effected will be binding on all holders of securities of that series.

      In the event of our bankruptcy, insolvency or reorganization, subordinated debt securities holders’ claims would fall under the broad equity power of a federal bankruptcy court, and to that court’s determination of the nature of those holders’ rights.

      The subordinated indenture contains a provision entitling the subordinated trustee, acting under the required standard of care, to be indemnified by the holders of any outstanding subordinated debt securities series before proceeding to exercise any right or power under the subordinated indenture at the holders’ request. The holders of a majority in principal amount of outstanding subordinated debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the subordinated trustee, or exercising any trust or other power conferred on the subordinated trustee, with respect to the subordinated debt securities of such series. The subordinated trustee, however, may decline to act if that direction is contrary to law or the subordinated indenture or would involve the subordinated trustee in personal liability.

      No holder of subordinated debt securities of any series will have any right to institute any proceeding with respect to the subordinated indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

•	the holder has previously given to the subordinated trustee written notice of a continuing default with respect to the subordinated debt securities of that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities of that series have made written request to the subordinated trustee to institute a proceeding, and those holders have offered the subordinated trustee reasonable indemnity; and

•	the subordinated trustee has failed to institute the proceeding within 60 days after the notice, request and offer of indemnity.

These limitations do not apply to a suit instituted by a holder of a subordinated debt security for the enforcement of payment of the principal of or any premium or interest on the subordinated debt security on or after the applicable due date specified in such subordinated debt security.

      We will file annually with the subordinated trustee a compliance certificate as to all conditions and covenants in the subordinated indenture.

Modification and Waiver

      We may modify or amend an indenture with the consent of the relevant trustee, in some cases without obtaining the consent of security holders, including modifications and amendments to cure any ambiguity, to correct or supplement any provision in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture, so long as the interests of holders of debt securities issued under the indenture are not adversely affected in any material respect; provided that any such modifications or amendments made solely to conform the provisions of the indenture to the description of the debt securities contained in this prospectus or a prospectus supplement will not be deemed to adversely affect the interests of holders of such debt securities. Certain modifications and amendments also require the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series issued under that indenture that would be affected by the modification or amendment. Further, without the consent of the holder of each outstanding debt security issued under an indenture that would be affected, we may not amend or modify an indenture to do any of the following:

•	change the stated maturity of the principal, or any installment of principal or interest, on any outstanding debt security;

•	reduce any principal amount, premium or interest, on any outstanding debt security, including in the case of an original issue discount security the amount payable upon acceleration of the maturity of that security;

•	change the place of payment where, or the currency or currency unit in which, any principal, premium or interest on any outstanding debt security is payable;

•	impair the right to institute suit for the enforcement of any payment on or after its stated maturity or, in the case of redemption, on or after the redemption date;

•	reduce the above-stated percentage of outstanding debt securities necessary to modify or amend the applicable indenture; or

•	modify the above requirements or reduce the percentage of aggregate principal amount of outstanding debt securities of any series required to be held by holders seeking to waive compliance with certain provisions of the relevant indenture or seeking to waive certain defaults.

      The holders of at least a majority in aggregate principal amount of the outstanding debt securities of a series may waive, insofar as that series is concerned:

•	our compliance with a number of restrictive provisions of the relevant indenture; and

•	any past default with respect to that series, except a default in the payment of the principal, or premium, if any, or interest on any outstanding debt security of that series or in respect of an indenture covenant which cannot be modified or amended without each outstanding debt security holder consenting.

Any waiver so effected will be binding on all holders of debt securities of that series.

      Each indenture provides that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under that indenture or are present at a meeting of holders of outstanding debt securities for quorum purposes:

•	the principal amount of an original issue discount security that is deemed to be outstanding will be the amount of the principal that would be due and payable as of the date of such determination upon acceleration of its maturity; and

•	the principal amount of outstanding debt securities denominated in a foreign currency or currency unit will be the U.S. dollar equivalent, determined on the date of its original issuance, of the principal amount of that outstanding debt security or, in the case of an original issue discount security, the U.S. dollar equivalent, determined on the date of original issuance of such outstanding debt security, of the amount determined as provided in the bullet point above.

Consolidation, Merger and Sale of Assets

      The indentures provide that we may not consolidate with or merge into another corporation or transfer our properties and assets substantially as an entirety to another person unless:

•	the entity formed by the consolidation or into which we merge, or to which we transfer our properties and assets, (1) is a corporation, partnership or trust organized and existing under the laws of the United States, any state of the United States or the District of Columbia and (2) expressly assumes by supplemental indenture the payment of any principal, premium or interest on the debt securities, and the performance of any other covenants under the relevant indenture; and

•	immediately after giving effect to the transaction, no event of default or default, as applicable, and no event which, after notice or lapse of time or both, would become an event of default or default, as applicable, will have occurred and be continuing under the relevant indenture.

Defeasance and Discharge

      The indentures provide that the terms of any series of debt securities may allow us to terminate some of our obligations with respect to the debt securities of that series (this procedure is often referred to as “defeasance”) by depositing with the applicable trustee as trust funds a combination of money and U.S. government obligations or foreign government obligations, as applicable, sufficient to pay the principal of or premium, if any, and interest on, the securities of such series as they come due.

      Defeasance is permitted only if, among other things, we deliver to the trustee:

•	an opinion of counsel substantially in the form described in the relevant indenture to the effect that the holders of the debt securities of that series will have no U.S. federal income tax consequences as a result; and

•	if the debt securities of that series are then listed on the New York Stock Exchange, an opinion of counsel that the debt securities of that series will not be delisted as a result.

      This termination will not relieve us of our obligation to pay when due the principal of, premium, if any, and interest on the debt securities of that series if the debt securities of that series are not paid from the money, foreign government obligations or U.S. government obligations held by the applicable trustee for the purpose of making these payments.

      Unless specified in the applicable prospectus supplement, these defeasance provisions of the applicable indenture will apply to each series of debt securities.

Title

      Fifth Third, the trustees and any of their agents may treat the registered owner of any debt security as the absolute owner of that security, whether or not that debt security is overdue and despite any notice to the contrary, for any purpose. See “Issuance of Global Securities”.

Governing Law

      The indentures and debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Trustees

      A trustee may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to that series. If two or more persons are acting as trustee with respect to different series of debt securities, each will be a trustee of a trust under the relevant indenture separate and apart from the trust administered by any other, and any action to be taken by the “trustee” may then be taken by any trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee.

      In the normal course of business, Fifth Third and its subsidiaries may conduct banking transactions with the trustees, and the trustees may conduct banking transactions with Fifth Third and its subsidiaries.

PREFERRED STOCK

      The following description summarizes the material provisions of our preferred stock. This description is not complete and is qualified in its entirety by reference to our articles of incorporation, as amended with respect to each series of preferred stock, which are incorporated by reference.

      This information relates to terms and conditions that apply to the preferred stock as a class. The terms of each series of preferred stock will be established in an amendment to the articles of incorporation and any difference from the general terms of preferred stock as a class will be described in the applicable prospectus supplement.

Authorized Preferred Stock

      The articles of incorporation authorize the issuance of up to 500,000 shares of preferred stock, without par value. In connection with our April 2001 merger with Old Kent Financial Corporation, Old Kent’s Series D Perpetual Preferred Stock and Series E Perpetual Preferred Stock were converted into corresponding shares of our preferred stock, which are designated as Series D Perpetual Preferred Stock and Series E Perpetual Preferred Stock. As of the date of this prospectus, the only preferred stock outstanding was 7,250 shares of Series D Perpetual Preferred Stock and 2,000 shares of Series E Perpetual Preferred Stock.

Series D Perpetual Preferred Stock and Series E Perpetual Preferred Stock

      Shares of Series D and Series E preferred stock:

•	have no voting rights except as required by law;

•	have a stated value of $1,000 per share;

•	are entitled to cumulative dividends at a per annum rate of eight percent;

•	rank senior to common stock and all other series of preferred stock as to dividend and liquidation rights, except that shares of Series D preferred stock rank senior to shares of Series E preferred stock as to dividends and equally with shares of Series E preferred stock as to liquidation rights; and

•	have a liquidation preference equal to their stated value, including all accrued and unpaid dividends.

      Shares of Series D preferred stock are convertible at the holder’s option into shares of common stock at an initial conversion price of $23.5399 per share of common stock, subject to adjustment in accordance with antidilution provisions. In addition, if there occurs:

•	a recapitalization of our common stock (other than subdivisions, combinations, recapitalizations or reclassifications addressed by other antidilution provisions);

•	a consolidation, merger or share exchange (other than a consolidation, merger or share exchange in which we are the surviving corporation and each share of our common stock outstanding prior to the transaction remains outstanding immediately following the transaction); or

•	a sale or transfer of all or substantially all our assets,

holders of Series D preferred stock will be entitled to receive the amount and kind of consideration, if any, to be paid in connection with the transaction for the shares of common stock into which their shares of Series D preferred stock are convertible, subject to any subsequent adjustments.

      The articles of incorporation provide that we may not:

•	issue shares of preferred stock ranking senior to, or on a parity with, shares of Series D preferred stock or Series E preferred stock as to dividend or liquidation rights without the prior approval of the holders of a majority of the Series D preferred stock or Series E preferred stock, respectively; or

•	effect a merger, consolidation, reorganization, recapitalization or other similar transaction, or an exchange of securities with another party, unless:

•	in the case of the Series D preferred stock:

•	the Series D preferred stock remains issued and outstanding following the transaction; or

•	holders of Series D preferred stock are issued another series of preferred stock with substantially identical terms; and

•	in the case of the Series E preferred stock:

•	the Series E preferred stock remains issued and outstanding following the transaction;

•	holders of Series E preferred stock are issued another series of preferred stock with substantially identical terms; or

•	holders of a majority of the outstanding shares of Series E preferred stock approve the conversion of shares of Series E preferred stock into the right to receive a cash payment as described in the paragraph below.

      In addition, if we experience a change of control (as defined in the articles of incorporation) that is not approved by the holders of a majority of the outstanding shares of Series E preferred stock, then upon the approval by the holders of a majority of the outstanding shares of Series E preferred stock, shares of Series E preferred stock will be converted into the right to receive a cash payment equal to the value of the consideration to be paid in connection with the change of control for the shares of common stock into which shares of Series E preferred stock would be convertible if they were shares of Series D preferred stock, including any amounts payable in lieu of fractional shares.

      The articles of incorporation provide that the Series D preferred stock and the Series E preferred stock are closed series and the number of authorized shares of either series cannot be increased or decreased. Accordingly, no additional shares of Series D preferred stock or Series E preferred stock will be issued.

General

      Subject to the rights of holders of then-outstanding preferred stock (including the Series D and Series E preferred stock), the articles of incorporation allow us to issue preferred stock from time to time in one or more series, upon authorization by our board of directors. Within certain legal limits, the board of directors is authorized to determine for any series of preferred stock to be issued:

•	the designation and authorized number of shares;

•	dividend rights;

•	liquidation price;

•	redemption rights;

•	sinking fund requirements;

•	conversion rights; and

•	restrictions on the issuance of shares.

Thus, the board of directors, without stockholder approval, could authorize preferred stock to be issued with conversion and other rights that could adversely affect the voting power and other rights of common stockholders or the rights of other outstanding series of preferred stock (subject to the rights of Series D and Series E preferred stock and any other then-outstanding series of preferred stock).

      Each series of preferred stock will have the dividend, liquidation, redemption and voting rights described below unless otherwise described in a prospectus supplement pertaining to a specific series. That prospectus supplement will describe the following terms of the series:

•	the designation of that series and the number of shares offered;

•	the amount of the liquidation preference per share or the method of calculating that amount;

•	the initial public offering price at which shares of that series will be issued;

•	the dividend rate or the method of calculating that rate, the dates on which dividends will be paid and the dates from which dividends will begin to cumulate;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rights;

•	any additional rights, preferences, privileges, qualifications, limitations and restrictions;

•	any securities exchange listing;

•	the relative ranking and preferences of that series as to dividend rights and rights upon any liquidation, dissolution or winding up of Fifth Third; and

•	any other terms of the series.

      Under the terms of the junior indenture (as defined under the heading “Capital Securities and Related Instruments — Junior Subordinated Debentures”), we have agreed not to declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our common stock or preferred stock if, at that time, there is a default under the junior indenture or a related guarantee or Fifth Third has delayed interest payments on the securities issued under the junior indenture.

      Shares of preferred stock, when issued against full payment of their purchase price, will be fully paid and nonassessable. The liquidation preference of any series of preferred stock does not necessarily indicate the price at which shares of that series of preferred stock will actually trade on or after the issue date.

Rank

      With respect to dividend rights and rights upon our liquidation, dissolution or winding up, each series of preferred stock will rank prior to common stock. Subject to the articles of incorporation, the rank of each series of preferred stock compared to other series of preferred stock will be described in the applicable prospectus supplement.

Dividends

      Holders of preferred stock will be entitled to receive, when, as and if the board of directors declares, dividends, payable on the dates, in the form and at the rates per share as described in the applicable prospectus supplement. Those rates may be fixed, variable or both.

      Dividends will be non-cumulative, except as otherwise determined by the board of directors and described in the applicable prospectus supplement. If dividends on a series of preferred stock are non-cumulative and if the directors fail to declare a dividend for a dividend period for that series, then holders of that preferred stock will have no right to receive a dividend for that dividend period, and we will have no obligation to pay the dividend for that period, whether or not dividends are declared for any future dividend payment dates. If dividends on a series of preferred stock are cumulative, the dividends on those shares will accrue from and after the date indicated in the applicable prospectus supplement.

Redemption

      Any terms on which any series of preferred stock may be redeemed will be described in the applicable prospectus supplement. All shares of preferred stock that we redeem, purchase or acquire, including shares surrendered for conversion or exchange, will be cancelled and restored to the status of authorized but unissued shares of preferred stock undesignated as to series.

Liquidation

      In the event of our voluntary or involuntary liquidation, dissolution or winding up, preferred stockholders will be entitled, subject to rights of creditors and holders of any series of preferred stock ranking prior as to liquidation rights, but before any distribution to common stockholders, to receive a liquidating distribution in the amount of the liquidation preference per share as indicated in the applicable prospectus supplement, plus accrued and unpaid dividends for the current dividend period. This would include any accumulation of unpaid dividends for prior dividend periods, if dividends on that series of preferred stock are cumulative. If the amounts available for distribution upon liquidation, dissolution or winding up are not sufficient to satisfy the full liquidation rights of all the outstanding preferred stock and all stock ranking equal to that preferred stock, then the holders of each series of that stock will share ratably in any distribution of assets in proportion to the full respective preferential amount, which may include accumulated dividends, to which they are entitled. After the full amount of the liquidation preference is paid, the holders of preferred stock will not be entitled to any further participation in any distribution of our net assets.

Voting

      Except as otherwise required by law, shares of preferred stock have no voting rights.

      Ohio law provides that, regardless of whether a class of shares is granted voting rights by the articles of incorporation, the shareholders of that class are entitled to vote as a class on certain amendments to the articles of incorporation and certain other fundamental changes that can directly affect that class. These include amendments to our articles of incorporation that:

•	change the par value of the issued shares of the class;

•	reduce the number of issued shares of the class or change the issued shares into shares of another class;

•	change the terms of the class of shares in a manner prejudicial to the shareholders of the class;

•	change the terms of the issued shares of a class senior to a particular class in a manner prejudicial to the shareholders of the junior class; or

•	authorize or alter rights of conversion of other shares into shares of the class, provided that the articles may provide that no vote of the holders of common stock is required in connection with the authorization of shares of any class that are convertible into common stock (Fifth Third’s articles do not so provide).

In addition, Ohio law provides that the shareholders of every class are entitled to vote as a class on amendments to our articles of incorporation that:

•	reduce or eliminate our stated capital as a result of certain changes to the terms of the class of shares;

•	substantially change the purposes of the corporation or permit the adoption of a later amendment that substantially changes the purposes of the corporation; or

•	changes the corporation into a nonprofit corporation.

      Under Ohio law, the amendments described above must be approved by the holders of at least two-thirds of the shares of the affected class or, if the articles of incorporation provide or permit, a greater or lesser proportion, but not less than a majority. The articles of incorporation currently do not provide for the approval by shareholders of such amendments. Accordingly, the two-thirds voting requirement provided for under Ohio law governs such amendments. In addition, where applicable law provides that the corporate action proposed by an amendment may only be authorized pursuant to a specified vote of shareholders, the amendment must receive this specified vote in order to be adopted.

      The terms of a series of preferred stock may provide that the holders of that series (together with holders of any other series having similar rights) will be entitled to vote for the election of directors because dividends on that series are in arrears for a specified period of time. Under the Bank Holding Company Act, any series having such a right may then be deemed a “class of voting securities”, and a holder of 25% or more of that series (or a holder of 5% or more if it otherwise exercises a “controlling influence” over Fifth Third) may then be subject to regulation as a bank holding company. In addition, in that event

•	any bank holding company may be required to obtain Federal Reserve Board approval, and any foreign bank, and any company that controls a foreign bank, that has certain types of U.S. banking operations may be required to obtain Federal Reserve Board approval under the International Banking Act of 1978, to acquire 5% or more of any series of preferred stock, and

•	any person other than a bank holding company may be required to obtain Federal Reserve Board approval under the Change in Bank Control Act to acquire 10% or more of that series of preferred stock.

Conversion or Exchange

      The terms on which preferred stock of any series may be converted into or exchanged for another class or series of securities will be described in the applicable prospectus supplement.

No Preemptive Rights

      The holders of preferred stock will not have any preemptive rights to subscribe to any other securities that we may issue.

Title

      Fifth Third, the transfer agent and registrar for a series of preferred stock, and any of their agents may treat the registered owner of that preferred stock as the absolute owner of that stock, whether or not any payment for that preferred stock will be overdue and despite any notice to the contrary, for any purpose. See also “Issuance of Global Securities”.

Transfer Agent and Registrar

      The transfer agent, registrar and dividend disbursement agent for each series of preferred stock will be named in the applicable prospectus supplement.

DEPOSITARY SHARES

      The following description summarizes the material provisions of the deposit agreement, the depositary shares and the depositary receipts. This description is not complete, and is qualified in its entirety by reference to the deposit agreement and depositary receipts for the depositary shares corresponding to any particular series of preferred stock. The form of the deposit agreement has been filed as an exhibit to our SEC registration statement. The specific terms of any series of depositary shares will be described in the applicable prospectus supplement and may differ from the general description of terms presented below.

General

      We may offer fractional interests in shares of preferred stock, instead of whole shares of preferred stock. If so, we will allow a depositary to issue depositary shares to the public. The depositary shares will represent the fractional interest of a share of preferred stock of the series underlying the corresponding series of depositary shares.

      The shares of a preferred stock series underlying depositary shares will be deposited under a separate deposit agreement between Fifth Third and a bank or trust company acting as depositary with respect to that series. The depositary will have its principal office in the United States and have a combined capital and surplus of at least $50,000,000. The prospectus supplement relating to a series of depositary shares will mention the name and address of the depositary. Under the relevant deposit agreement, each owner of a depositary share will be entitled, in proportion to its fractional interest in a share of the underlying series of preferred stock, to all the rights and preferences of that preferred stock, including dividend, voting, redemption, conversion, exchange and liquidation rights.

      Depositary shares will be evidenced by one or more depositary receipts issued under a deposit agreement.

      Pending the preparation of definitive engraved depositary receipts, a depositary may, upon our order, issue temporary depositary receipts substantially identical to and entitling their holders to all the rights pertaining to the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared without unreasonable delay, and the temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

      The depositary will distribute all cash dividends or other cash distributions on the underlying preferred stock to the record depositary shareholders based on the number of the depositary shares owned by that holder on the relevant record date. The depositary will distribute only that amount which can be distributed without attributing to any depositary shareholders a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record depositary shareholders.

      If there is a distribution other than in cash, the depositary will distribute property to the entitled record depositary shareholders, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and the distribution of the net proceeds from this sale to the concerned holders.

      Each deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we provide to preferred stockholders of the underlying series will be made available to depositary shareholders.

Withdrawal of Stock

      Upon surrender of depositary receipts at the depositary’s office, a holder of depositary shares will be entitled to the number of whole shares of the underlying preferred stock series and any money or other property those depositary shares represent. Depositary shareholders will be entitled to receive whole shares of the related preferred stock series on the basis described in the applicable prospectus supplement, but holders of those whole preferred stock shares will not afterwards be entitled to receive depositary shares in exchange for their shares. If the depositary receipts the holder delivers evidence a depositary share number exceeding the whole share number of the related preferred stock series to be withdrawn, the depositary will deliver to that holder a new depositary receipt evidencing the excess depositary share number.

Redemption; Liquidation

      Any terms on which the depositary shares relating to the preferred stock of any series may be redeemed, and any amounts distributable upon our liquidation, dissolution or winding up, will be described in the applicable prospectus supplement.

Voting

      Upon receiving notice of any meeting at which holders of the underlying series of preferred stock are entitled to vote, the depositary will mail the information contained in that notice to the record depositary shareholders corresponding to that series of preferred stock. Each such depositary shareholder on the record date will be entitled to instruct the depositary on how to vote the underlying shares of preferred stock. The depositary will vote those underlying preferred stock shares according to those instructions, and we will take reasonably necessary actions to enable the depositary to do so. If the depositary does not receive specific instructions from the depositary shareholders relating to the underlying preferred stock, it will abstain from voting those shares, unless otherwise indicated in the applicable prospectus supplement.

Amendment and Termination of Depositary Agreement

      We may change the form of the depositary receipt and the relevant deposit agreement with the consent of the depositary. Certain changes that significantly affect the rights of the depositary shareholders also require the consent of a majority of the outstanding depositary shareholders. The deposit agreement allows us or the depositary to terminate our obligations with respect to the deposit agreement only if:

•	we have redeemed or reacquired all outstanding depositary shares relating to the deposit agreement;

•	all preferred stock of the relevant series has been withdrawn; or

•	there has been a final distribution in respect of the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up and such distribution has been made to the related depositary shareholders.

Charges of Depositary

      We will pay all charges of each depositary in connection with the initial deposit and any redemption of the preferred stock. Depositary shareholders will be required to pay any other transfer and other taxes and governmental charges and any other charges expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

      Each depositary will forward to the relevant depositary shareholders all reports and communications that we are required to furnish to preferred stockholders of the underlying series.

      Neither we nor any depositary will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under any deposit agreement. The obligations of Fifth Third and each depositary under any deposit agreement will be limited to performance in good faith of their duties under that agreement, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless they are provided with satisfactory indemnity. They may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, depositary shareholders or other persons believed to be competent and on documents believed to be genuine.

Title

      Fifth Third, each depositary and any of their agents may treat the registered owner of any depositary share as the absolute owner of that share, whether or not any payment for that depositary share is overdue and despite any notice to the contrary, for any purpose. See “Issuance of Global Securities”.

Resignation and Removal of Depositary

      A depositary may resign at any time by delivering to us notice of its election, and we may remove a depositary, and resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment. That successor depositary must:

•	be appointed within 60 days after delivery of the notice of resignation or removal;

•	be a bank or trust company having its principal office in the United States; and

•	have combined capital and surplus of at least $50,000,000.

COMMON STOCK

      The following description summarizes the material provisions of our common stock. This description is not complete, and is qualified in its entirety by reference to the provisions of the articles of incorporation and code of regulations as well as the Ohio Business Corporation Act (the “OBC Act”). Our articles of incorporation and code of regulations are, and any amendments to them will be, incorporated by reference in our SEC registration statement.

Authorized Common Stock

      The articles of incorporation authorize 1,300,000,000 shares of common stock, no par value. As of February 28, 2002, 582,012,862 shares of common stock were outstanding. Our common stock is traded on the Nasdaq National Market under the symbol “FITB”. All of the outstanding shares of common stock are, and any common stock issued and sold under this prospectus will be, fully paid and nonassessable.

Voting Rights

      Holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Holders of common stock have no preemptive rights and the common stock has no redemption, sinking fund, or conversion privileges.

      The holders of common stock have the right to vote cumulatively in the election of directors. Under applicable Ohio law, unless a corporation’s articles of incorporation are amended to provide that no shareholder of the corporation may cumulate his or her voting power, each shareholder has the right to vote cumulatively in the election of directors of the corporation if:

•	written notice is given by any shareholder of the corporation to the president, a vice president or the secretary of the corporation, not less than 48 hours before the time fixed for holding the meeting at which directors are to be elected, indicating that the shareholder desires that voting for the election of directors be cumulative; and

•	announcement of the giving of this notice is made upon the convening of the meeting by the chairman or the secretary or by or on behalf of the shareholder giving the notice.

Where these conditions are met, each shareholder will be entitled to cumulate the voting power that he or she possesses and to give one nominee as many votes as the number of directors to be elected multiplied by the number of his or her shares, or to distribute these votes among two or more candidates. The availability of cumulative voting rights enhances the ability of minority shareholders to obtain representation on the board of directors.

Dividends

      Holders of common stock are entitled to dividends as and when declared by the board of directors out of funds legally available for the payment of dividends. The board of directors has in the past declared and paid regular dividends on a quarterly basis, and intends to continue to do so in the immediate future in such amounts as the board of directors determines from time to time.

      Most of the revenues of Fifth Third available for payment of dividends derive from amounts paid to it by its subsidiaries. Under applicable banking law, the total of all dividends declared in any calendar year by each of our bank subsidiaries may not, without the approval of the Federal Reserve Board, exceed the aggregate of such bank’s net profits and retained net profits for the preceding two years.

      If, in the opinion of the federal bank regulatory agency, a depository institution under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the depository institution, could include the payment of dividends), the agency may require that the bank cease and desist from the practice. The Federal Reserve Board has similar authority with respect to bank holding companies. In addition, the federal bank regulatory agencies have issued policy statements which provide that insured banks and bank holding companies should generally only pay dividends out of current operating earnings. Finally, these regulatory authorities have established guidelines with respect to the maintenance of appropriate levels of capital by a bank, bank holding company or savings association under their jurisdiction. Compliance with the standards set forth in these guidelines could limit the amount of dividends that we and our affiliates may pay in the future.

      Under the terms of the junior indenture, we have agreed not to declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our common stock or preferred stock if, at that time, there is a default under the junior indenture or a related guarantee or Fifth Third has delayed interest payments on the securities issued under the junior indenture. For a more detailed discussion of the junior indenture, see “Capital Securities and Related Instruments — Junior Subordinated Debentures”.

Rights Upon Liquidation

      In the event of our liquidation, dissolution or winding up, the holders of common stock would be entitled to receive our net assets remaining after paying all liabilities and after paying all preferred stockholders (including holders of depositary shares) the full preferential amount to which those security holders are entitled.

Changes of Control

      Articles of Incorporation and Code of Regulations. The articles of incorporation and code of regulations contain various provisions which could discourage or delay attempts to gain control of us, including, among others, provisions that:

•	classify our board of directors into three classes, with each class serving for three years and only one class being elected annually

•	authorize the board of directors to fix its size between 15 and 30 directors

•	provide that directors may be removed only for cause and only by a vote of the holders of a majority of the shares entitled to vote thereon, and

•	authorize directors to fill vacancies on the board that occur between annual stockholder meetings, except for vacancies caused by a director’s removal by a stockholder vote.

In addition, the ability of the board of directors to issue authorized but unissued common stock or preferred stock could have an anti-takeover effect.

      Federal Bank Regulatory Limitations. The Change in Bank Control Act prohibits a person or group of persons from acquiring “control” of a bank holding company unless

•	the Federal Reserve Board has been given 60 days’ prior written notice of the proposed acquisition and

•	within that time period, the Federal Reserve Board does not issue a notice disapproving the proposed acquisition or extending for up to another 30 days the period during which such a disapproval may be issued, or unless the acquisition otherwise requires Federal Reserve Board approval. An acquisition may be made before expiration of the disapproval period if the Federal Reserve Board issues written notice that it intends not to disapprove the action. The acquisition of more than 10% of a class of voting stock of a bank holding company with publicly held securities, such as Fifth Third, generally would constitute the acquisition of control.

      In addition, any “company” would be required to obtain Federal Reserve Board approval before acquiring 25% or more of our outstanding common stock. If the acquiror is a bank holding company, this approval is required before acquiring 5% of the outstanding common stock. A company’s obtaining “control” of Fifth Third would also require Federal Reserve Board prior approval. “Control” generally means

•	the ownership or control of 25% or more of a class of voting securities,

•	the ability to elect a majority of the directors, or

•	the ability otherwise to exercise a controlling influence over management and policies.

      Ohio Law. Ohio law contains provisions that also could make more difficult a change of control of us or discourage a tender offer or other plan to restructure us. The following discussion of some of these provisions is qualified in its entirety by reference to those particular statutory and regulatory provisions.

      Control Share Acquisition Act. The Ohio Control Share Acquisition Act provides that any “control share acquisition” of an Ohio issuing public corporation may be made only with the prior authorization of the shareholders of the corporation in accordance with the provisions of the Control Share Acquisition Act, unless the corporation’s articles of incorporation or code of regulations provide that the Act does not apply to control share acquisitions of its shares. Our articles of incorporation and code of regulations do not so provide, and accordingly we are subject to the Control Share Acquisition Act. Subject to certain exceptions, a “control share acquisition” means the acquisition, directly or indirectly, by any person of shares of the corporation that, when added to all other shares in respect of which the person exercises voting power, would entitle that person, directly or indirectly, to exercise voting power in the election of directors within the following ranges:

•	20% or more, but less than one-third;

•	one-third or more, but less than a majority; or

•	a majority or more.

      The Control Share Acquisition Act also requires that the acquiring person deliver an acquiring person statement to the corporation. The corporation must call a special meeting of its shareholders to vote upon the proposed acquisition within 50 days after receipt of the acquiring person statement, unless the acquiring person agrees to a later date.

      The Control Share Acquisition Act further specifies that the shareholders must approve the proposed control share acquisition by certain percentages at a special meeting of shareholders at which a quorum is present. In order to comply with the Act, the acquiring person may only acquire shares upon the affirmative vote of:

•	a majority of the voting power of the common stock entitled to vote in the election of directors that is represented in person or by proxy at the separate special meeting; and

•	a majority of the voting power of the common stock that is represented in person or by proxy at the special meeting excluding those shares of the common stock deemed to be “interested shares” for purposes of the Control Share Acquisition Act.

      “Interested shares” are shares the voting power of which in the election of directors is controlled by:

•	an acquiring person;

•	any officer of the corporation;

•	any employee who is also a director of the corporation; or

•	any person who transfers such shares for value after the record date for the special meeting, if accompanied by the voting power in the form of a blank proxy, an agreement to vote as instructed by the transferee, or otherwise.

      “Interested shares” also includes shares of common stock that are acquired by any person during the period beginning on the date of the first public disclosure of a proposed control share acquisition or any proposed merger, consolidation or other transaction that would result in a change of control of the corporation or all or substantially all of its assets and ending on the record date for the special meeting if either:

•	the aggregate consideration paid by the person (and any other person acting in concert with the person) for shares of the corporation’s common stock exceeds $250,000; or

•	the number of shares acquired by the person (and any other person acting in concert with the person), exceeds one-half of one percent of the outstanding shares of the corporation’s common stock entitled to vote in the election of directors.

      In order to comply with the Control Share Acquisition Act, the proposed control share acquisition must be completed no later than 360 days following shareholder authorization.

      Merger Moratorium Statute. Ohio corporation law prohibits an issuing public corporation, such as Fifth Third, from engaging in certain transactions with an interested shareholder for a period of three years following the date on which the person became an interested shareholder unless, prior to such date, the directors of the corporation approve either the transaction or the acquisition of shares pursuant to which such person became an interested shareholder. An interested shareholder is any person who is the beneficial owner of a sufficient number of shares to allow such person, directly or indirectly, alone or with others, including affiliates and associates, to exercise or direct the exercise of 10% of the voting power of the corporation in the election of directors.

      The transactions covered include:

•	any merger, consolidation, combination, or majority share acquisition between or involving the corporation or a subsidiary and an interested shareholder or an affiliate or associate of an interested shareholder;

•	certain transfers of property, dividends, and issuance or transfers of shares, from or by the corporation or a subsidiary to, with, or for the benefit of an interested shareholder or an affiliate or associate of an interested shareholder unless the transaction is in the ordinary course of the corporation’s business and on terms no more favorable to the interested shareholder than those acceptable to third parties as demonstrated by contemporaneous transactions; and

•	certain transactions which:

•	increase the proportionate share ownership of an interested shareholder;

•	result in the adoption of a plan, proposed by or on behalf of the interested shareholder, providing for the dissolution, winding up of the affairs, or liquidation of the corporation; or

•	pledge or extend the credit or financial resources of the corporation to or for the benefit of the interested shareholder.

      After the initial three-year moratorium has expired, the corporation may engage in a covered transaction if:

•	the acquisition of shares pursuant to which the relevant person became an interested shareholder received the prior approval of the board of directors;

•	the transaction is approved by the affirmative vote of the holders of shares representing at least two-thirds of the voting power of the corporation in the election of directors and by the holders of shares representing at least a majority of voting shares that are not beneficially owned by an interested shareholder or an affiliate or associate of an interested shareholder; or

•	the transaction meets certain statutory tests designed to ensure that it is economically fair to all shareholders.

      Tender Offer Procedures. Ohio corporation law also provides that an offeror may not make a tender offer that would result in the offeror beneficially owning more than 10% of any class of the corporation’s equity securities without first filing certain information with the Ohio Division of Securities and providing such information to the corporation and shareholders within Ohio. The Ohio Division of Securities may suspend the continuation of the tender offer if it determines that the offeror’s filed information does not provide full disclosure to the offerees of all material information concerning the tender offer. The statute also provides that an offeror may not acquire any equity security of the corporation within two years of the offeror’s previous acquisition of any equity security of the corporation pursuant to a tender offer unless the Ohio shareholders may sell such security to the offeror on substantially the same terms as the previous tender offer. The statute does not apply to a transaction if either the offeror or the target corporation is a savings and loan or bank holding company and the proposed transaction requires federal regulatory approval. Consequently, this Ohio statute will only apply if the proposed transaction does not trigger prior approval requirements discussed above under “Federal Bank Regulatory Limitations.”

      Dissenter’s Rights. Under Ohio law, shareholders have the right to dissent from certain corporate actions and receive the fair cash value for their shares if they follow certain procedures. Shareholders entitled to relief as dissenting shareholders under Ohio law include shareholders:

•	dissenting from certain amendments to the corporation’s articles of incorporation;

•	of a corporation where all or substantially all of the assets of the corporation are being leased, sold, exchanged, transferred or otherwise disposed of outside of the ordinary course of its business;

•	of a corporation that is being merged or consolidated into a surviving or new entity;

•	of a surviving corporation in a merger who are entitled to vote on the adoption of an agreement of merger (but only as to the shares so entitling them to vote);

•	other than the parent corporation, of an Ohio subsidiary corporation that is being merged into its parent corporation;

•	of an acquiring corporation in a combination or a majority share acquisition who are entitled to vote on such transaction (but only as to the shares so entitling them to vote); and

•	of an Ohio subsidiary corporation into which one or more domestic or foreign corporations are being merged.

      Changes to Classified Board of Directors.  Under recently enacted amendments to Ohio’s General Corporation Law, any amendment of the regulations or articles of an Ohio issuing public corporation that would change or eliminate the classification of directors that are already classified must be adopted by shareholders at a meeting held for that purpose and approved by:

•	the affirmative vote of the holders of voting shares that is required to effect an amendment to the corporation’s regulations or articles under continuing law; and

•	the affirmative vote of the holders of a majority of the disinterested shares voted on the proposal.

      “Disinterested shares” are voting shares that are beneficially owned by any person who is not an interested shareholder or an affiliate or associate of an interested shareholder.

      “Interested shareholder” means a person other than:

•	the issuing public corporation;

•	a subsidiary of the corporation; or

•	any employee stock ownership or benefit plan of the corporation or any subsidiary of the corporation, or any trustee or fiduciary with respect to any such plan acting in that capacity,

who is the beneficial owner of a sufficient number of shares of the corporation that, when added to all other shares of the corporation in respect of which that person may exercise or direct the exercise of voting power, would entitle that person, directly or indirectly, alone or with others, including affiliates or associates of that person, to exercise or direct the exercise of 10% of the voting power of the corporation in the election of directors after taking into account all of that person’s beneficially owned shares that are not currently outstanding.

      In addition, the amendments provide that where the directors of an Ohio issuing public corporation are classified, the shareholders of the corporation may not remove any director except for cause.

      The existence of the above provisions could potentially result in Fifth Third being less attractive to a potential acquiror, or result in our stockholders receiving less for their shares of common stock than otherwise might be available if there is a takeover attempt.

Transfer Agent and Registrar

      The transfer agent and registrar for the common stock is Fifth Third Bank, Cincinnati, Ohio.

WARRANTS

      The following description summarizes the material provisions of each warrant agreement, the warrants and the warrant certificates. This description is not complete, and is qualified in its entirety by reference to the warrant agreement related to the warrants of any particular series. The form of warrant agreement has been filed as an exhibit to our SEC registration statement. The specific terms of any series of warrants will be described in the applicable prospectus supplement and may differ from the general description of terms presented below.

General

      We may issue warrants for the purchase of debt securities, preferred stock, depositary shares or common stock. Warrants may be issued independently or together with debt securities, preferred stock, depositary shares or common stock, and may be attached to or separate from those securities.

      Each series of warrants will be evidenced by certificates issued under a separate warrant agreement to be entered into between Fifth Third and a bank or trust company acting as warrant agent with respect to that series. The warrant agent will have its principal office in the United States and have combined capital and surplus of at least $50,000,000. The prospectus supplement relating to a series of warrants will mention the name and address of the warrant agent.

      The particular terms of any series of warrants will be contained in a prospectus supplement. The prospectus supplement will describe the following terms of the warrants:

•	the offering price;

•	the currency for which such warrants may be purchased or exercised;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	the date which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities that can be purchased upon exercise of one warrant, and the price and currency for purchasing those debt securities upon exercise and, in the case of warrants to purchase preferred stock, depositary shares or common stock, the number of depositary shares or shares of preferred stock or common stock, as the case may be, that can be purchased upon the exercise of one warrant, and the price for purchasing such shares upon this exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	certain federal income tax consequences of holding or exercising those warrants;

•	the terms of the securities issuable upon exercise of those warrants; and

•	any other terms of the warrants.

      Warrant certificates may be exchanged for new warrant certificates of different denominations, may be presented for transfer registration, and may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. If the warrants are not separately transferable from the securities with which they were issued, this exchange may take place only if the certificates representing such related securities are also exchanged. Prior to warrant exercise, warrantholders will not have any rights as holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture or, in the case of warrants to purchase preferred stock, depositary shares or common stock, the right to receive any dividends, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

Exercise of Warrants

      Each warrant will entitle the holder to purchase the securities specified in the applicable prospectus supplement at the exercise price indicated in, or calculated as described in, the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at any time up to 5:00 p.m., New York time, on the expiration date indicated in that prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

      Warrants may be exercised by delivery of the warrant certificate representing the warrants to be exercised, or in the case of global securities, as described below under “Issuance of Global Securities”, by delivery of an exercise notice for those warrants, together with certain information, and payment to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement, of the required purchase amount. The information required to be delivered will be on the reverse side of the warrant certificate and in the applicable prospectus supplement. Upon receipt of such payment and the warrant certificate or exercise notice properly executed at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement, we will, in the time period the relevant warrant agreement provides, issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

      If indicated in the applicable prospectus supplement, securities may be surrendered as all or part of the exercise price for warrants.

Antidilution Provisions

      In the case of warrants to purchase common stock, the exercise price payable and the number of common stock shares to be purchased upon warrant exercise may be adjusted in certain events, including:

•	the issuance of a stock dividend to common stockholders or a combination, subdivision or reclassification of common stock;

•	the issuance of rights, warrants or options to all common stockholders entitling them to purchase common stock for an aggregate consideration per share less than the current market price per common stock share;

•	any distribution by us to our common stockholders of evidences of indebtedness or of assets, excluding cash dividends or distributions referred to above; and

•	any other events described in the applicable prospectus supplement.

      No adjustment in the number of shares purchasable upon warrant exercise will be required until cumulative adjustments require an adjustment of at least 1% of such number. No fractional shares will be issued upon warrant exercise, but we will pay the cash value of any fractional shares otherwise issuable.

Modification

      We may modify or amend a warrant agreement with the consent of the relevant warrant agent, in some cases without obtaining the consent of warrant holders. Certain modifications and amendments also require the consent of the holders of at least a majority of the unexercised warrants issued under the warrant agreement that would be affected by the modification or amendment. Further, without the consent of each holder under a warrant agreement that would be affected, we may not amend or modify a warrant agreement to do any of the following:

•	change the number or amount of securities purchasable upon warrant exercise so as to reduce the number of securities receivable upon this exercise;

•	shorten the time period during which the warrants may be exercised;

•	otherwise adversely affect the exercise rights of such warrantholders in any material respect; or

•	reduce the number of unexercised warrants the consent of holders of which is required for amending the warrant agreement or the related warrants.

Consolidation, Merger and Sale of Assets

      Each warrant agreement provides that we may consolidate with or merge into another corporation or transfer all or substantially all of our assets to another corporation, provided that:

•	either we must be the continuing corporation, or the corporation other than Fifth Third formed by or resulting from any consolidation or merger or that receives the assets must be organized and existing under the laws of the United States or any state of the United States and must assume our obligations for the unexercised warrants and the performance of all covenants and conditions of the relevant warrant agreement; and

•	Fifth Third or that successor corporation must not immediately be in default under the relevant warrant agreement.

Enforceability of Rights by Holders of Warrants

      Each warrant agent will act solely as our agent under the relevant warrant agreement and will not assume any obligation or relationship of agency or trust for any warrantholder. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case we default in performing our obligations under the relevant warrant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us. Any warrantholder may, without the warrant agent’s consent or of any other warrantholder, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that warrant.

Replacement of Warrant Certificates

      We will replace any destroyed, lost, stolen or mutilated warrant certificate upon delivery to us and the relevant warrant agent of evidence satisfactory to them of the ownership of that warrant certificate and of the destruction, loss, theft or mutilation of that warrant certificate, and (in the case of mutilation) surrender of that warrant certificate to the relevant warrant agent, unless we or the warrant agent has received notice that the warrant certificate has been acquired by a bona fide purchaser. That warrantholder will also be required to provide indemnity satisfactory to the relevant warrant agent and us before a replacement warrant certificate will be issued.

Title

      Fifth Third, the warrant agents and any of our agents may treat the registered holder of any warrant certificate as the absolute owner of the warrants evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the warrants so requested, despite any notice to the contrary. See “Issuance of Global Securities”.

THE ISSUER TRUSTS

      The following description summarizes the formation, purposes and material terms of each Issuer Trust. This description is followed by descriptions of:

•	the capital securities to be issued by each Issuer Trust;

•	the junior subordinated debentures to be issued by us to each Issuer Trust, and the junior indenture under which they will be issued;

•	our guarantees for the benefit of the holders of the capital securities; and

•	the relationship among the capital securities, the corresponding junior subordinated debentures, the expense agreement and the guarantees.

      Each Issuer Trust is a statutory business trust formed under Delaware law pursuant to:

•	a trust agreement executed by us, as depositor of the Issuer Trust, and the Delaware trustee of such Issuer Trust; and

•	a certificate of trust filed with the Delaware Secretary of State.

Before trust securities are issued, the trust agreement for the relevant Issuer Trust will be amended and restated in its entirety substantially in the form filed with our SEC registration statement. The trust agreements will be qualified as indentures under the Trust Indenture Act of 1939.

      Each Issuer Trust may offer to the public, from time to time, preferred securities representing preferred beneficial interests in the applicable Issuer Trust, which we call “capital securities”. In addition to capital securities offered to the public, each Issuer Trust will sell common securities representing common ownership interests in such Issuer Trust to Fifth Third, which we call “trust common securities”. All of the trust common securities of each Issuer Trust will be owned by us. The trust common securities and the capital securities are also referred to together as the “trust securities”.

      Each Issuer Trust exists for the exclusive purposes of:

•	issuing and selling its trust securities;

•	using the proceeds from the sale of these trust securities to acquire corresponding junior subordinated debentures from us; and

•	engaging in only those other activities necessary or incidental to these purposes (for example, registering the transfer of the trust securities).

When any Issuer Trust sells trust securities, it will use the money it receives to buy a series of our junior subordinated debentures, which we call the “corresponding junior subordinated debentures”. The payment terms of the corresponding junior subordinated debentures will be virtually the same as the terms of that Issuer Trust’s capital securities, which we call the “related capital securities”.

      Each Issuer Trust will own only the applicable series of corresponding junior subordinated debentures. The only source of funds for each Issuer Trust will be the payments it receives from us on the corresponding junior subordinated debentures. Each Issuer Trust will use these funds to make any cash payments due to holders of its capital securities.

      Each Issuer Trust will also be a party to an expense agreement with Fifth Third. Under the terms of the expense agreement the Issuer Trust will have the right to be reimbursed by us for certain expenses.

      The trust common securities of an Issuer Trust will rank equally, and payments on them will be made pro rata, with the capital securities of that Issuer Trust, except that upon the occurrence and continuance of an event of default under a trust agreement resulting from an event of default under the junior indenture, our rights, as holder of the trust common securities, to payment in respect of distributions and payments upon liquidation or redemption will be subordinated to the rights of the holders of the capital securities of that Issuer Trust. See “Capital Securities and Related Instruments — Subordination of Trust Common Securi-

ties”. We will acquire trust common securities in an aggregate liquidation amount greater than or equal to 3% of the total capital of each Issuer Trust. The prospectus supplement relating to any capital securities will contain the details of the cash distributions to be made periodically.

      Under certain circumstances, we may redeem the corresponding junior subordinated debentures that we sold to an Issuer Trust. If this happens, the Issuer Trust will redeem a like amount of the capital securities which it sold to the public and the trust common securities which it sold to us.

      Under certain circumstances, we may terminate an Issuer Trust and cause the corresponding junior subordinated debentures to be distributed to the holders of the related capital securities. If this happens, owners of the related capital securities will no longer have any interest in such Issuer Trust and will only own the corresponding junior subordinated debentures we issued to the Issuer Trust.

      Generally, we need the approval of the Federal Reserve Board to redeem the corresponding junior subordinated debentures or to terminate one or more of the Issuer Trusts. A more detailed description is provided under the heading “Capital Securities and Related Instruments — Liquidation Distribution Upon Termination”.

      Unless otherwise specified in the applicable prospectus supplement:

•	each Issuer Trust will have a term of approximately 55 years from the date it issues its trust securities, but may terminate earlier as provided in the applicable trust agreement;

•	each Issuer Trust’s business and affairs will be conducted by its trustees;

•	the trustees will be appointed by us as holder of the trust common securities;

•	the trustees for each Issuer Trust will be Wilmington Trust Company, as property trustee and as Delaware trustee, and two individual administrative trustees who are employees or officers of or affiliated with Fifth Third. These trustees are also referred to as the “Issuer Trust trustees”. Wilmington Trust Company, as property trustee, will act as sole indenture trustee under each trust agreement for purposes of compliance with the Trust Indenture Act. Wilmington Trust Company will also act as trustee under the guarantees and the junior indenture. See “Capital Securities and Related Instruments — Guarantees” and “Capital Securities and Related Instruments — Junior Subordinated Debentures”;

•	if an event of default under the trust agreement for an Issuer Trust has occurred and is continuing, the holder of the trust common securities of that Issuer Trust, or the holders of a majority in liquidation amount of the related capital securities, will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee for such Issuer Trust;

•	under all circumstances, only the holder of the trust common securities has the right to vote to appoint, remove or replace the administrative trustees;

•	the duties and obligations of each Issuer Trust trustee are governed by the applicable trust agreement; and

•	We will pay all fees and expenses related to each Issuer Trust and the offering of the capital securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each Issuer Trust.

      The principal executive office of each Issuer Trust is Fifth Third Center, 38 Fountain Square Plaza, Cincinnati, Ohio 45263 and its telephone number is (513) 579-5300.

CAPITAL SECURITIES AND RELATED INSTRUMENTS

      The following description summarizes the material provisions of the capital securities and trust agreements. This description is not complete and is subject to, and is qualified in its entirety by reference to, each trust agreement, which is incorporated as an exhibit to our SEC registration statement, and the Trust Indenture Act. The specific terms of the capital securities will be described in the applicable prospectus supplement, and may differ from the general description of the terms presented below. Whenever particular defined terms of a trust agreement are referred to in this prospectus or in a prospectus supplement, those defined terms are incorporated in this prospectus or such prospectus supplement by reference.

General

      Pursuant to the terms of the trust agreement for each Issuer Trust, each Issuer Trust will sell capital securities to the public and trust common securities to us. The capital securities represent preferred beneficial interests in the Issuer Trust that sold them. Holders of the capital securities will be entitled to receive distributions and amounts payable on redemption or liquidation ahead of holders of the trust common securities. A more complete discussion appears under the heading “— Subordination of Trust Common Securities”. Holders of the capital securities will also be entitled to other benefits as described in the corresponding trust agreement.

      Each of the Issuer Trusts is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others.

      The capital securities of an Issuer Trust will rank on a parity, and payments on them will be made pro rata, with the trust common securities of that Issuer Trust except as described under “— Subordination of Trust Common Securities”. Legal title to the corresponding junior subordinated debentures will be held and administered by the property trustee in trust for the benefit of the holders of the related capital securities and trust common securities.

      Each guarantee agreement executed by us for the benefit of the holders of an Issuer Trust’s capital securities will be a guarantee on a subordinated basis with respect to the related capital securities but will not guarantee payment of distributions or amounts payable on redemption or liquidation of such capital securities when the related Issuer Trust does not have funds on hand available to make such payments. See “Capital Securities and Related Instruments — Guarantees”.

Distributions

      Distributions on the capital securities will be cumulative, will accumulate from the date of original issuance (unless otherwise specified in the applicable prospectus supplement) and will be payable on the dates specified in the applicable prospectus supplement. In the event that any date on which distributions are payable is not a business day, payment of that distribution will be made on the next business day (and without any interest or other payment in connection with this delay) except that, if the next business day falls in the next calendar year, payment of the distribution will be made on the immediately preceding business day, in either case with the same force and effect as if made on the original distribution date. Each date on which distributions are payable in accordance with the previous sentence is referred to as a “distribution date”. A “business day” means any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the property trustee or the junior trustee is closed for business.

      Each Issuer Trust’s capital securities represent preferred beneficial interests in the applicable Issuer Trust, and the distributions on each capital security will be payable at a rate specified in the applicable prospectus supplement. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable prospectus supplement. Distributions to which holders of capital securities are entitled will accumulate additional distributions at the rate per annum if and as specified in the applicable prospectus supplement. The term “distributions” as used in this summary includes these additional distributions unless otherwise stated.

      If an extension period occurs with respect to the corresponding junior subordinated debentures, distributions on the related capital securities will be correspondingly deferred (but would continue to accumulate additional distributions at the rate per annum set forth in the prospectus supplement for the capital securities). See “Capital Securities and Related Instruments — Junior Subordinated Debentures — Option to Defer Interest Payments”.

      The revenue of each Issuer Trust available for distribution to holders of its capital securities will be limited to payments under the corresponding junior subordinated debentures which the Issuer Trust will acquire with the proceeds from the issuance and sale of its trust securities. See “Capital Securities and Related Instruments — Junior Subordinated Debentures — Corresponding Junior Subordinated Debentures”. If we do not make interest payments on the corresponding junior subordinated debentures, the property trustee will not have funds available to pay distributions on the related capital securities. The payment of distributions (if and to the extent the Issuer Trust has funds legally available for the payment of distributions and cash sufficient to make payments) is guaranteed by us on a limited basis as described under the heading “Capital Securities and Related Instruments — Guarantees”.

      Distributions on the capital securities will be payable to the holders of capital securities as they appear on the register of the Issuer Trust at the close of business on the relevant record dates, which, as long as the capital securities remain in book-entry form, will be one business day prior to the relevant distribution date. Subject to any applicable laws and regulations and the provisions of the applicable trust agreement, each such payment will be made as described under the heading “Issuance of Global Securities”. In the event any capital securities are not in book-entry form, the relevant record date for such capital securities will be the date at least 15 days prior to the relevant distribution date, as specified in the applicable prospectus supplement.

Redemption or Exchange

      Mandatory Redemption. Upon the repayment or redemption, in whole or in part, of any corresponding junior subordinated debentures, whether at maturity or upon earlier redemption as provided in the junior indenture, the proceeds from the repayment or redemption will be applied by the property trustee to redeem a like amount (as defined below) of the trust securities, upon not less than 30 nor more than 60 days notice, at a redemption price equal to the aggregate liquidation amount of such trust securities plus accumulated but unpaid distributions to the date of redemption and the related amount of the premium, if any, paid by us upon the concurrent redemption of the corresponding junior subordinated debentures. See “Capital Securities and Related Instruments — Junior Subordinated Debentures — Redemption”. If less than all of any series of corresponding junior subordinated debentures are to be repaid or redeemed on a redemption date, then the proceeds from the repayment or redemption will be allocated to the redemption pro rata of the related capital securities and the trust common securities based upon the relative liquidation amounts of these classes. The amount of premium, if any, paid by us upon the redemption of all or any part of any series of any corresponding junior subordinated debentures to be repaid or redeemed on a redemption date will be allocated to the redemption pro rata of the related capital securities and the trust common securities. The redemption price will be payable on each redemption date only to the extent that the Issuer Trust has funds then on hand and available in the payment account for the payment of the redemption price.

      We will have the right to redeem any series of corresponding junior subordinated debentures:

•	on or after such date as may be specified in the applicable prospectus supplement, in whole at any time or in part from time to time;

•	at any time, in whole (but not in part), upon the occurrence of a tax event or capital treatment event; or

•	as may be otherwise specified in the applicable prospectus supplement,

in each case subject to receipt of prior approval by the Federal Reserve Board if then required under applicable Federal Reserve capital guidelines or policies.

      Distribution of Corresponding Junior Subordinated Debentures. Subject to our having received prior approval of the Federal Reserve Board to do so if such approval is then required under applicable capital guidelines or policies of the Federal Reserve Board, we have the right at any time to terminate any Issuer Trust and, after satisfaction of the liabilities of creditors of the Issuer Trust as provided by applicable law, cause the corresponding junior subordinated debentures in respect of the capital securities and trust common securities issued by the Issuer Trust to be distributed to the holders of the capital securities and trust common securities in liquidation of the Issuer Trust.

      Tax Event or Capital Treatment Event Redemption. If a tax event or capital treatment event in respect of a series of capital securities and trust common securities has occurred and is continuing, we have the right to redeem the corresponding junior subordinated debentures in whole (but not in part) and thereby cause a mandatory redemption of the capital securities and trust common securities in whole (but not in part) at the redemption price within 90 days following the occurrence of the tax event or capital treatment event. If a tax event or capital treatment event has occurred and is continuing in respect of a series of capital securities and trust common securities and we do not elect to redeem the corresponding junior subordinated debentures and thereby cause a mandatory redemption of the capital securities or to liquidate the related Issuer Trust and cause the corresponding junior subordinated debentures to be distributed to holders of the capital securities and trust common securities in liquidation of the Issuer Trust as described above, such capital securities will remain outstanding and additional sums (as defined below) may be payable on the corresponding junior subordinated debentures.

      The term “additional sums” means the additional amounts as may be necessary in order that the amount of distributions then due and payable by an Issuer Trust on the outstanding capital securities and trust common securities of the Issuer Trust will not be reduced as a result of any additional taxes, duties and other governmental charges to which the Issuer Trust has become subject as a result of a tax event.

      The term “like amount” means:

•	with respect to a redemption of any series of trust securities, trust securities of that series having a liquidation amount (as defined below) equal to the principal amount of corresponding junior subordinated debentures to be contemporaneously redeemed in accordance with the junior indenture, the proceeds of which will be used to pay the redemption price of the trust securities; and

•	with respect to a distribution of corresponding junior subordinated debentures to holders of any series of trust securities in connection with a dissolution or liquidation of the related Issuer Trust, corresponding junior subordinated debentures having a principal amount equal to the liquidation amount of the trust securities in respect of which the distribution is made.

      The term “liquidation amount” means the stated amount per trust security of $1,000 (or another stated amount set forth in the applicable prospectus supplement).

      After the liquidation date fixed for any distribution of corresponding junior subordinated debentures for any series of related capital securities:

•	the series of related capital securities will no longer be deemed to be outstanding;

•	The Depository Trust Company, commonly referred to as DTC (for a more detailed explanation of DTC, see “Issuance of Global Securities”) or its nominee, as the record holder of the related capital securities, will receive a registered global certificate or certificates representing the corresponding junior subordinated debentures to be delivered upon the distribution; and

•	any certificates representing the related capital securities not held by DTC or its nominee will be deemed to represent the corresponding junior subordinated debentures having a principal amount equal to the stated liquidation amount of the related capital securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on the related capital securities until the certificates are presented to the administrative trustees or their agent for transfer or reissuance.

      Any distribution of corresponding junior subordinated debentures to holders of related capital securities will be made to the applicable recordholders as they appear on the register for the related capital securities on the relevant record date, which will be one business day prior to the liquidation date. In the event that any related capital securities are not in book-entry form, the relevant record date will be a date at least 15 days prior to the liquidation date, as specified in the applicable prospectus supplement.

      There can be no assurance as to the market prices for the related capital securities or the corresponding junior subordinated debentures that may be distributed in exchange for related capital securities if a dissolution and liquidation of an Issuer Trust were to occur. Accordingly, the related capital securities that an investor may purchase, or the corresponding junior subordinated debentures that the investor may receive on dissolution and liquidation of an Issuer Trust, may trade at a discount to the price that the investor paid to purchase the related capital securities being offered in connection with this prospectus.

Redemption Procedures

      Capital securities redeemed on each redemption date will be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding junior subordinated debentures. Redemptions of the capital securities will be made and the redemption price will be payable on each redemption date only to the extent that the related Issuer Trust has funds on hand available for the payment of the redemption price. See also “— Subordination of Trust Common Securities”.

      If the property trustee gives a notice of redemption in respect of any capital securities, then, while such capital securities are in book-entry form, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will deposit irrevocably with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to the holders of the capital securities. See “Issuance of Global Securities”. If the capital securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the capital securities funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders upon surrender of their certificates evidencing the capital securities. Notwithstanding the above, distributions payable on or prior to the redemption date for any capital securities called for redemption will be payable to the holders of the capital securities on the relevant record dates for the related distribution dates. If notice of redemption has been given and funds deposited as required, then upon the date of the deposit, all rights of the holders of the capital securities so called for redemption will cease, except the right of the holders of the capital securities to receive the redemption price and any distribution payable in respect of the capital securities on or prior to the redemption date, but without interest on the redemption price, and the capital securities will cease to be outstanding. In the event that any date fixed for redemption of capital securities is not a business day, then payment of the redemption price will be made on the next business day (and without any interest or other payment in connection with this delay) except that, if the next business day falls in the next calendar year, the redemption payment will be made on the immediately preceding business day, in either case with the same force and effect as if made on the original date. In the event that payment of the redemption price in respect of capital securities called for redemption is improperly withheld or refused and not paid either by an Issuer Trust or by us pursuant to the related guarantee as described under “Capital Securities and Related Instruments — Guarantees”, distributions on the capital securities will continue to accrue at the then applicable rate from the redemption date originally established by the Issuer Trust for the capital securities to the date the redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

      Subject to applicable law (including, without limitation, U.S. federal securities law), we or our subsidiaries may at any time and from time to time purchase outstanding capital securities by tender, in the open market or by private agreement.

      Payment of the redemption price on the capital securities and any distribution of corresponding junior subordinated debentures to holders of capital securities will be made to the applicable record holders as they appear on the register for the capital securities on the relevant record date, which, as long as the capital securities remain in book-entry form, will be one business day prior to the relevant redemption date or liquidation date, as applicable; provided, however, that in the event that the capital securities are not in book-entry form, the relevant record date for the capital securities will be a date at least 15 days prior to the redemption date or liquidation date, as applicable, as specified in the applicable prospectus supplement.

      If less than all of the capital securities and trust common securities issued by an Issuer Trust are to be redeemed on a redemption date, then the aggregate liquidation amount of the capital securities and trust common securities to be redeemed will be allocated pro rata to the capital securities and the trust common securities based upon the relative liquidation amounts of these classes. The particular capital securities to be redeemed will be selected on a pro rata basis not more than 60 days prior to the redemption date by the property trustee from the outstanding capital securities not previously called for redemption, by a customary method that the property trustee deems fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or an integral multiple of $1,000, unless a different amount is specified in the applicable prospectus supplement) of the liquidation amount of capital securities of a denomination larger than $1,000 (or another denomination as specified in the applicable prospectus supplement). The property trustee will promptly notify the securities registrar in writing of the capital securities selected for redemption and, in the case of any capital securities selected for partial redemption, the liquidation amount to be redeemed. For all purposes of each trust agreement, unless the context otherwise requires, all provisions relating to the redemption of capital securities will relate, in the case of any capital securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of capital securities which has been or is to be redeemed.

      Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of trust securities to be redeemed at its registered address. Unless we default in payment of the redemption price on the corresponding junior subordinated debentures, on and after the redemption date interest will cease to accrue on the junior subordinated debentures or portions thereof (and distributions will cease to accrue on the related capital securities or portions thereof) called for redemption.

Subordination of Trust Common Securities

      Payment of distributions on, and the redemption price of, each Issuer Trust’s capital securities and trust common securities, as applicable, will be made pro rata based on the liquidation amount of the capital securities and trust common securities; provided, however, that if on any distribution date, redemption date or liquidation date a debenture event of default has occurred and is continuing as a result of any failure by us to pay any amounts in respect of the junior subordinated debentures when due, no payment of any distribution on, or redemption price of, or liquidation distribution in respect of, any of the Issuer Trust’s trust common securities, and no other payment on account of the redemption, liquidation or other acquisition of the trust common securities, will be made unless payment in full in cash of all accumulated and unpaid distributions on all of the Issuer Trust’s outstanding capital securities for all distribution periods terminating on or prior to that date, or in the case of payment of the redemption price the full amount of the redemption price on all of the Issuer Trust’s outstanding capital securities then called for redemption, or in the case of payment of the liquidation distribution the full amount of the liquidation distribution on all outstanding capital securities, has been made or provided for, and all funds available to the property trustee must first be applied to the payment in full in cash of all distributions on, or redemption price of, the Issuer Trust’s capital securities then due and payable.

      In the case of any event of default under the applicable trust agreement resulting from a debenture event of default, we as holder of the Issuer Trust’s trust common securities will have no right to act with respect to the event of default until the effect of all events of default with respect to such capital securities have been cured, waived or otherwise eliminated. Until any events of default under the applicable trust agreement with respect to the capital securities have been cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the capital securities and not on behalf of us as holder of the Issuer Trust’s trust common securities, and only the holders of the capital securities will have the right to direct the property trustee to act on their behalf.

Liquidation Distribution Upon Termination

      Pursuant to each trust agreement, each Issuer Trust will terminate on the first to occur of:

•	the expiration of its term;

•	certain events of bankruptcy, dissolution or liquidation of the holder of the trust common securities;

•	the distribution of a like amount of the corresponding junior subordinated debentures to the holders of its trust securities, if we, as depositor, have given written direction to the property trustee to terminate the Issuer Trust (subject to Fifth Third having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies). Such written direction by us is optional and solely within our discretion;

•	redemption of all of such Issuer Trust’s capital securities as described under “— Redemption or Exchange — Mandatory Redemption”; and

•	the entry of an order for the dissolution of such Issuer Trust by a court of competent jurisdiction.

      If an early termination occurs as described in the second, third and fifth bullet points above, the relevant Issuer Trust will be liquidated by the related Issuer Trust trustees as expeditiously as the Issuer Trust trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, to the holders of the trust securities a like amount of the corresponding junior subordinated debentures in exchange for their trust securities, unless the distribution is determined by the administrative trustees not to be practical, in which event the holders will be entitled to receive out of the assets of the Issuer Trust available for distribution to holders, after satisfaction of liabilities to creditors of such Issuer Trust as provided by applicable law, an amount equal to, in the case of holders of capital securities, the aggregate of the liquidation amount plus accrued and unpaid distributions to the date of payment (an amount referred to as the “liquidation distribution”). If the liquidation distribution can be paid only in part because the Issuer Trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the Issuer Trust on its capital securities will be paid on a pro rata basis. The holder of the Issuer Trust’s trust common securities will be entitled to receive distributions upon any liquidation pro rata with the holders of its capital securities, except that if a debenture event of default has occurred and is continuing as a result of any failure by us to pay any amounts in respect of the junior subordinated debentures when due, the capital securities will have a priority over the trust common securities.

Events of Default; Notice

      The following events will be “events of default” with respect to capital securities issued under each trust agreement:

•	any debenture event of default (see “Capital Securities and Related Instruments — Junior Subordinated Debentures — Events of Default”);

•	default for 30 days by the Issuer Trust in the payment of any distribution;

•	default by the Issuer Trust in the payment of any redemption price of any trust security;

•	failure by the Issuer Trust trustees for 60 days in performing any other covenant or warranty in the trust agreement after the holders of at least 25% in aggregate liquidation amount of the outstanding capital securities of the applicable Issuer Trust give written notice to us and the Issuer Trust trustees; or

•	bankruptcy, insolvency or reorganization of the property trustee and the failure by us to appoint a successor property trustee within 90 days.

      Within five business days after the occurrence of any event of default actually known to the property trustee, the property trustee will transmit notice of the event of default to the holders of the Issuer Trust’s capital securities, the administrative trustees and us, as depositor, unless the event of default has been cured or waived.

      We, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each trust agreement.

      If a debenture event of default has occurred and is continuing, the capital securities will have a preference over the trust common securities as described above. See “— Liquidation Distribution Upon Termination”. The existence of an event of default does not entitle the holders of capital securities to accelerate the maturity of the capital securities.

Removal of Issuer Trust Trustees

      Unless a debenture event of default has occurred and is continuing, any Issuer Trust trustee may be removed at any time by the holder of the trust common securities. If a debenture event of default has occurred and is continuing, the property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding capital securities. In no event will the holders of the capital securities have the right to vote to appoint, remove or replace the administrative trustees. Such voting rights are vested exclusively in us as the holder of the trust common securities. No resignation or removal of an Issuer Trust trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable trust agreement.

Co-Trustees and Separate Property Trustee

      Unless an event of default has occurred and is continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may at the time be located, we, as the holder of the trust common securities, and the administrative trustees will have power to appoint one or more persons either to act as a co-trustee, jointly with the property trustee, of all or any part of the trust property, or to act as separate trustee of any trust property, in either case with the powers specified in the instrument of appointment, and to vest in the person or persons in this capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable trust agreement. In case a debenture event of default has occurred and is continuing, the property trustee alone will have power to make this appointment.

Merger or Consolidation of Issuer Trust Trustees

      Any person into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which the trustee will be a party, or any person succeeding to all or substantially all the corporate trust business of the trustee, will automatically become the successor of the trustee under each trust agreement, provided the person is otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Issuer Trusts

      An Issuer Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other person, except as described below. An Issuer Trust may, at our request, with the consent of the administrative trustees and without the consent of the holders of the related capital securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized under the laws of any state, provided that:

•	the successor entity either:

•	expressly assumes all of the obligations of the Issuer Trust with respect to the capital securities; or

•	substitutes for the capital securities other securities having substantially the same terms as the capital securities (referred to as the “successor securities”) so long as the successor securities rank the same as the capital securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•	we expressly appoint a trustee of the successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding junior subordinated debentures;

•	the successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the capital securities are then listed, if any;

•	the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the capital securities to be downgraded by any nationally recognized statistical rating organization which assigns ratings to the capital securities;

•	the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital securities (including any successor securities) in any material respect;

•	the successor entity has a purpose identical to that of the Issuer Trust;

•	prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from counsel to the Issuer Trust to the effect that:

•	the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital securities (including any successor securities) in any material respect; and

•	following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer Trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended; and

•	we or any permitted successor or assignee owns all of the trust common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the related guarantee.

      Notwithstanding the foregoing, an Issuer Trust will not, except with the consent of holders of 100% in liquidation amount of the related capital securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer Trust or the successor entity to be classified as an association taxable as a corporation or as other than a grantor trust for U.S. federal income tax purposes.

      There are no provisions that afford holders of any capital securities protection in the event of a sudden and dramatic decline in our credit quality resulting from any highly leveraged transaction, takeover, merger, recapitalization or similar restructuring or change in control of Fifth Third, nor are there any provisions that require the repurchase of any capital securities upon a change in control of Fifth Third.

Voting Rights; Amendment of Each Trust Agreement

      Except as provided below and under “Capital Securities and Related Instruments — Guarantees — Amendments and Assignment” and as otherwise required by law and the applicable trust agreement, the holders of the capital securities will have no voting rights or the right to in any manner otherwise control the administration, operation or management of the relevant Issuer Trust.

      Each trust agreement may be amended from time to time by us, the property trustee and the administrative trustees, without the consent of the holders of the capital securities:

•	to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which will not be inconsistent with the other provisions of the trust agreement; or

•	to modify, eliminate or add to any provisions of the trust agreement as necessary to ensure that the relevant Issuer Trust:

•	will be classified for U.S. federal income tax purposes as a grantor trust or as other than an association taxable as a corporation at all times that any trust securities are outstanding; or

•	will not be required to register as an “investment company” under the Investment Company Act,

provided that:

•	no such amendment will adversely affect in any material respect the rights of the holders of the capital securities; and

•	any such amendment will become effective when notice of the amendment is given to the holders of trust securities.

      Each trust agreement may be amended by the related Issuer Trust trustees and us with:

•	the consent of holders representing at least a majority (based upon liquidation amounts) of the outstanding trust securities; and

•	receipt by the Issuer Trust trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the Issuer Trust trustees in accordance with the amendment will not cause the Issuer Trust to be taxable as a corporation or affect the Issuer Trust’s status as a grantor trust for U.S. federal income tax purposes or the Issuer Trust’s exemption from status as an “investment company” under the Investment Company Act, provided that, without the consent of each holder of trust securities, the trust agreement may not be amended to:

•	change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date; or

•	restrict the right of a holder of trust securities to institute suit for the enforcement of any such payment on or after such date.

      So long as any corresponding junior subordinated debentures are held by the property trustee, the related Issuer Trust trustees will not:

•	direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or executing any trust or power conferred on the property trustee with respect to the corresponding junior subordinated debentures;

•	waive any past default that is waivable under the junior indenture;

•	exercise any right to rescind or annul a declaration that the principal of all the junior subordinated debentures will be due and payable; or

•	consent to any amendment, modification or termination of the junior indenture or the corresponding junior subordinated debentures, where this consent is required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding capital securities;

provided, however, that where a consent under the junior indenture would require the consent of each holder of corresponding junior subordinated debentures affected, no such consent will be given by the property trustee without the prior consent of each holder of the related capital securities. The Issuer Trust trustees will not revoke any action previously authorized or approved by a vote of the holders of the capital securities except by subsequent vote of the holders of those capital securities. The property trustee will notify each holder of capital securities of any notice of default with respect to the corresponding junior subordinated debentures. In addition to obtaining the foregoing approvals of the holders of the capital securities, prior to taking any of the foregoing actions, the Issuer Trust trustees will obtain an opinion of counsel to the effect that:

•	the Issuer Trust will not be classified as an association taxable as a corporation for U.S. federal income tax purposes on account of the action; and

•	the action would not cause the Issuer Trust to be classified as other than a grantor trust for U.S. federal income tax purposes.

      Any required approval of holders of capital securities may be given at a meeting of holders of capital securities convened for that purpose or pursuant to written consent. The administrative trustees or, at the written request of the administrative trustees, the property trustee will cause a notice of any meeting at which holders of capital securities are entitled to vote, or of any matter upon which action by written consent of those holders is to be taken, to be given to each holder of record of capital securities in the manner set forth in each trust agreement.

      No vote or consent of the holders of capital securities will be required for an Issuer Trust to redeem and cancel its capital securities in accordance with the applicable trust agreement.

      Notwithstanding that holders of capital securities are entitled to vote or consent under any of the circumstances described above, any of the capital securities that are owned by us, the Issuer Trust trustees or any affiliate of us or any Issuer Trust trustees, will, for purposes of that vote or consent, be treated as if they were not outstanding.

Global Capital Securities

      Unless otherwise set forth in a prospectus supplement, any capital securities will be represented by fully registered global certificates issued as global capital securities that will be deposited with, or on behalf of, a depositary with respect to that series instead of paper certificates issued to each individual holder. The depositary arrangements that will apply, including the manner in which principal of and premium, if any, and interest on capital securities and other payments will be payable, are discussed in more detail under the heading “Issuance of Global Securities”.

Payment and Paying Agency

      Payments in respect of capital securities will be made to DTC as described under “Issuance of Global Securities”. If any capital securities are not represented by global certificates, payments will be made by check mailed to the address of the holder entitled to them as it appears on the register. Unless otherwise specified in the applicable prospectus supplement, the paying agent will initially be the property trustee and any co-paying agent chosen by the property trustee and reasonably acceptable to the administrative trustees and us. The paying agent will be permitted to resign as paying agent upon 30 days’ written notice to the property trustee and us. In the event that the property trustee is no longer the paying agent, the administrative trustees will appoint a successor (which will be a bank or trust company acceptable to the administrative trustees and us) to act as paying agent.

Registrar and Transfer Agent

      Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the capital securities.

      Registration of transfers of capital securities will be effected without charge by or on behalf of each Issuer Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuer Trusts will not be required to register or cause to be registered the transfer of their capital securities after the capital securities have been called for redemption.

Information Concerning the Property Trustee

      The property trustee, other than during the occurrence and continuance of an event of default, undertakes to perform only those duties specifically set forth in each trust agreement and, after an event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the applicable trust agreement at the request of any holder of capital securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred as a result. If no event of default has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable trust agreement or is unsure of the application of any provision of the applicable trust agreement, and the matter is not one on which holders of capital securities are entitled under the trust agreement to vote, then the property trustee will take such action as is directed by us and if not so directed, will take such action as it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous

      The administrative trustees are authorized and directed to conduct the affairs of and to operate the Issuer Trusts in such a way that no Issuer Trust will be (1) deemed to be an “investment company” required to be registered under the Investment Company Act or (2) classified as an association taxable as a corporation or as other than a grantor trust for U.S. federal income tax purposes and so that the corresponding junior subordinated debentures will be treated as indebtedness of Fifth Third for U.S. federal income tax purposes. In addition, we and the administrative trustees are authorized to take any action not inconsistent with applicable law, the certificate of trust of each Issuer Trust or each trust agreement, that we and the administrative trustees determine in their discretion to be necessary or desirable for such purposes as long as such action does not materially adversely affect the interests of the holders of the related capital securities.

      Holders of the capital securities have no preemptive or similar rights.

      No Issuer Trust may borrow money or issue debt or mortgage or pledge any of its assets.

JUNIOR SUBORDINATED DEBENTURES

      The following description summarizes the material provisions of the junior indenture and the junior subordinated debentures to be issued under this indenture. This description is not complete and is qualified in its entirety by reference to the junior indenture and the Trust Indenture Act. The specific terms of any series of junior subordinated debentures will be described in the applicable prospectus supplement, and may differ from the general description of the terms presented below. The junior indenture is qualified under the Trust Indenture Act and has been filed as an exhibit to our SEC registration statement. Whenever particular defined terms of the junior indenture (as supplemented or amended from time to time) are referred to in this prospectus or a prospectus supplement, those defined terms are incorporated in this prospectus or such prospectus supplement by reference.

General

      The junior subordinated debentures are to be issued in one or more series under a Junior Subordinated Indenture, dated as of March 20, 1997, as supplemented from time to time, between Fifth Third and Wilmington Trust Company, as trustee. This indenture is referred to as the “junior indenture” and the related trustee is referred to as the “junior trustee”. Each series of junior subordinated debentures will rank equally with all other series of junior subordinated debentures and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the junior indenture to all of our senior debt, including the senior debt securities and the subordinated debt securities. See “— Subordination of Junior Subordinated Debentures”. We are a non-operating holding company and almost all of the operating assets of Fifth Third and its consolidated subsidiaries are owned by such subsidiaries. We rely primarily on dividends from such subsidiaries to meet its obligations. Because we are a holding company and a legal entity separate and distinct from our subsidiaries, our rights to participate in any distribution of assets of a subsidiary upon its liquidation, reorganization or otherwise, and the holders of junior subordinated debentures’ ability to benefit indirectly from that distribution, would be subject to prior creditor’s claims, except to the extent we may ourselves be recognized as a creditor of that subsidiary. Accordingly, the junior subordinated debentures will be effectively subordinated to all existing and future liabilities of our subsidiaries, and holders of junior subordinated debentures should look only to the assets of Fifth Third for payments on the junior subordinated debentures. Except as otherwise provided in the applicable prospectus supplement, the junior indenture does not limit the incurrence or issuance of other secured or unsecured debt of Fifth Third, including senior debt, whether under the junior indenture, any other existing indenture or any other indenture that we may enter into in the future or otherwise. See “— Subordination of Junior Subordinated Debentures” and the prospectus supplement relating to any offering of capital securities or junior subordinated debentures.

      The junior subordinated debentures will be issuable in one or more series pursuant to an indenture supplemental to the junior indenture or a resolution of our board of directors or a committee thereof.

      The particular terms of any junior subordinated debentures will be contained in a prospectus supplement. The prospectus supplement will describe the following terms of the junior subordinated debentures:

•	the title of the junior subordinated debentures;

•	any limit upon the aggregate principal amount of the junior subordinated debentures;

•	the date or dates on which the principal of the junior subordinated debentures must be paid;

•	the interest rate or rates, if any, applicable to the junior subordinated debentures;

•	the dates on which any such interest will be payable;

•	our right, if any, to defer or extend an interest payment date;

•	the record dates for any interest payable on any interest payment date or the method by which any of the foregoing will be determined;

•	the place or places where the principal of and premium, if any, and interest on the junior subordinated debentures will be payable and where, subject to the terms of the junior indenture as described below under “— Denominations, Registration and Transfer”, the junior subordinated debentures may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon us in respect of the junior subordinated debentures and the junior indenture may be made;

•	any period or periods within which or date or dates on which, the price or prices at which and the terms and conditions upon which junior subordinated debentures may be redeemed, in whole or in part, at the holder’s option or at our option;

•	the obligation or the right, if any, of Fifth Third or a holder to redeem, purchase or repay the junior subordinated debentures and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which the junior subordinated debentures will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

•	if other than denominations of integral multiples of $25, the denominations in which any junior subordinated debentures will be issued;

•	if other than in U.S. dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest and additional interest, if any, on the junior subordinated debentures will be payable, or in which the junior subordinated debentures will be denominated;

•	any additions, modifications or deletions in the events of default under the junior indenture or covenants of Fifth Third specified in the junior indenture with respect to the junior subordinated debentures;

•	if other than the principal amount, the portion of the junior subordinated debentures’ principal amount that will be payable upon declaration of acceleration of the maturity thereof;

•	any additions or changes to the junior indenture with respect to a series of junior subordinated debentures that are necessary to permit or facilitate the issuance of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•	any index or indices used to determine the amount of payments of principal of and premium, if any, on the junior subordinated debentures and the manner in which such amounts will be determined;

•	the terms and conditions relating to the issuance of a temporary global security representing all of the junior subordinated debentures of such series and the exchange of such temporary global security for definitive junior subordinated debentures of such series;

•	whether the junior subordinated debentures of the series will be issued in whole or in part in the form of one or more global securities and, in such case, the depositary for such global securities;

•	the appointment of any paying agent or agents;

•	the terms and conditions of any obligation or right of us or a holder to convert or exchange the junior subordinated debentures into capital securities;

•	the form of trust agreement, guarantee agreement and expense agreement, if applicable;

•	the relative degree, if any, to which such junior subordinated debentures of the series will be senior to or be subordinated to other series of such junior subordinated debentures or other indebtedness of Fifth Third in right of payment, whether such other series of junior subordinated debentures or other indebtedness are outstanding or not; and

•	any other terms of the junior subordinated debentures not inconsistent with the provisions of the junior indenture.

      Unless otherwise described in the applicable prospectus supplement, principal, premium, if any and interest, if any, on the junior subordinated debentures will be payable, and the junior subordinated debentures will be transferable, at the office of the junior trustee, except that interest may be paid at our option by check mailed to the address of the holder entitled to it as it appears on the security register.

      Junior subordinated debentures may be sold at a substantial discount below their stated principal amount bearing no interest or interest at a rate which at the time of issuance is below market rates. Federal income tax consequences and other special considerations applicable to any such junior subordinated debentures will be summarized in the applicable prospectus supplement.

      If the purchase price of any of the junior subordinated debentures is payable in whole or in part in any currency other than U.S. dollars or if any junior subordinated debentures are denominated in whole or in part in any currency other than U.S. dollars, if the principal of, premium, if any, or interest on the junior subordinated debentures are to be payable in one or more foreign currencies or currency units, or if any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of the junior subordinated debentures, the restrictions, elections, certain U.S. federal income tax consequences, specific terms and other information with respect to that series of junior subordinated debentures and the foreign currencies or currency units will be described in the applicable prospectus supplement.

      The junior indenture does not contain any provisions that would provide protection to holders of the junior subordinated debentures against any highly leveraged or other transaction involving us that may adversely affect holders of the junior subordinated debentures.

      The junior indenture allows us to merge or consolidate with another company, or to sell all or substantially all of our assets to another company. If these events occur, the other company will be required to assume our responsibilities relating to the junior subordinated debentures, and we will be released from all liabilities and obligations. See “— Consolidation, Merger, Sale of Assets and Other Transactions” below for a more detailed discussion. The junior indenture provides that we and the junior trustee may change certain of our obligations or certain of your rights concerning the junior subordinated debentures of that series. However, to change the amount or timing of principal, interest or other payments under the junior subordinated debentures, every holder in the series must consent. See “— Modification of the Junior Indenture” below for a more detailed discussion.

Denominations, Registration and Transfer

      Unless otherwise described in the applicable prospectus supplement, the junior subordinated debentures will be issued only in registered form, without coupons, in denominations of $25 and any integral multiple of $25. See “Issuance of Global Securities”. Subject to restrictions relating to junior subordinated debentures represented by global securities, junior subordinated debentures of any series will be exchangeable for other junior subordinated debentures of the same issue and series, of any authorized denominations, of a like aggregate principal amount, of the same original issue date and stated maturity and bearing the same interest rate.

      Subject to restrictions relating to junior subordinated debentures represented by global securities, junior subordinated debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed) at the office of the appropriate securities registrar or at the office of any transfer agent designated by us for such purpose with respect to any series of junior subordinated debentures and referred to in the applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the junior indenture. We will appoint the junior trustee as securities registrar under the junior indenture. If the applicable prospectus supplement refers to any transfer agents (in addition to the securities registrar) initially designated by us for any series of junior subordinated debentures, we may at any time rescind the designation of any of these transfer agents or approve a change in the location through which any of these transfer agents acts, provided that we maintain a transfer agent in each place of payment for that series. We may at any time designate additional transfer agents for any series of junior subordinated debentures.

      In the event of any redemption, neither we nor the junior trustee will be required to:

•	issue, register the transfer of or exchange junior subordinated debentures of any series during the period beginning at the opening of business 15 days before the day of selection for redemption of junior subordinated debentures of that series and ending at the close of business on the day of mailing of the relevant notice of redemption; and

•	transfer or exchange any junior subordinated debentures so selected for redemption, except, in the case of any junior subordinated debentures being redeemed in part, any portion thereof not being redeemed.

Option to Defer Interest Payments

      If provided in the applicable prospectus supplement, so long as no debenture event of default (as defined below) has occurred and is continuing, we will have the right at any time and from time to time during the term of any series of junior subordinated debentures to defer payment of interest for up to the number of consecutive interest payment periods that is specified in the applicable prospectus supplement, referred to as an “extension period”, subject to the terms, conditions and covenants, if any, specified in the prospectus supplement, provided that the extension period may not extend beyond the stated maturity of the applicable series of junior subordinated debentures. U.S. federal income tax consequences and other special considerations applicable to any such junior subordinated debentures will be described in the applicable prospectus supplement.

      As a consequence of any such deferral, distributions on the capital securities would be deferred (but would continue to accumulate additional distributions at the rate per annum described in the prospectus supplement for the capital securities) by the Issuer Trust of the capital securities during the extension period. During any applicable extension period, we may not:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock; or

•	make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any of our debt securities that rank on a parity in all respects with or junior in interest to the corresponding junior subordinated debentures other than:

•	repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of our capital stock (or securities convertible into or exercisable for our capital stock) as consideration in an acquisition transaction entered into prior to the applicable extension period;

•	as a result of any exchange or conversion of any class or series of our capital stock (or any capital stock of a subsidiary of Fifth Third) for any class or series of our capital stock or of any class or series of our indebtedness for any class or series of our capital stock;

•	the purchase of fractional interests in shares of our capital stock in accordance with the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

•	any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights in accordance with any stockholders’ rights plan; or

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of the warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks on a parity with or junior to such stock.

      Prior to the termination of any applicable extension period, we may further defer the payment of interest.

      This covenant will also apply if:

•	we have actual knowledge of an event that with the giving of notice or the lapse of time, or both, would constitute an event of default under the junior indenture with respect to the junior subordinated debentures and we have not taken reasonable steps to cure the event, and

•	if the junior subordinated debentures are held by an Issuer Trust, we are in default with respect to its payment of any obligations under the guarantee related to the related capital securities.

Redemption

      Unless otherwise indicated in the applicable prospectus supplement, junior subordinated debentures will not be subject to any sinking fund.

      Unless otherwise indicated in the applicable prospectus supplement, we may, at our option and subject to receipt of prior approval by the Federal Reserve Board if such approval is then required under applicable capital guidelines or policies, redeem the junior subordinated debentures of any series in whole at any time or in part from time to time. If the junior subordinated debentures of any series are so redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable prospectus supplement will specify this date or describe these conditions. Unless otherwise indicated in the form of security for such series, junior subordinated debenture in denominations larger than $25 may be redeemed in part but only in integral multiples of $25. Except as otherwise specified in the applicable prospectus supplement, the redemption price for any junior subordinated debenture will equal any accrued and unpaid interest (including additional interest) to the redemption date, plus 100% of the principal amount.

      Except as otherwise specified in the applicable prospectus supplement, if a tax event (as defined below) in respect of a series of junior subordinated debentures or a capital treatment event (as defined below) has occurred and is continuing, we may, at its option and subject to receipt of prior approval by the Federal Reserve Board if such approval is then required under applicable capital guidelines or policies, redeem that series of junior subordinated debentures in whole (but not in part) at any time within 90 days following the occurrence of the tax event or capital treatment event, at a redemption price equal to 100% of the principal amount of the junior subordinated debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption, except as otherwise specified in the applicable prospectus supplement.

      A “capital treatment event” means the reasonable determination by us that as a result of

•	any amendment to or change, including any announced prospective change, in the laws, or any rules or regulations under the laws, of the United States or of any political subdivision of or in the United States, if the amendment or change is effective on or after the date the capital securities are issued; or

•	any official or administrative pronouncement or action or any judicial decision interpreting or applying such laws or regulations, if the pronouncement, action or decision is announced on or after the date the capital securities are issued, there is more than an insubstantial risk that we will not be entitled to treat the liquidation amount of the capital securities as “Tier 1 Capital” for purposes of the applicable Federal Reserve capital adequacy guidelines as then in effect.

      A “tax event” means the receipt by us and the Issuer Trust of an opinion of independent counsel, experienced in tax matters, to the following effect that, as a result of any tax change, there is more than an insubstantial risk that any of the following will occur:

•	the Issuer Trust is, or will be within 90 days after the date of the opinion of counsel, subject to U.S. federal income tax on income received or accrued on the corresponding junior subordinated debentures;

•	interest payable by us on the corresponding junior subordinated debentures is not, or within 90 days after the opinion of counsel will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes; or

•	the Issuer Trust is, or will be within 90 days after the date of the opinion of counsel, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

      As used above, the term “tax change” means any of the following:

•	any amendment to or change, including any announced prospective change, in the laws or any regulations under the laws of the United States or of any political subdivision or taxing authority of or in the United States, if the amendment or change is enacted, promulgated or announced on or after the date the capital securities are issue; or

•	any official administrative pronouncement, including any private letter ruling, technical advice memorandum, field service advice, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt any procedures or regulations, or any judicial decision interpreting or applying such laws or regulations, whether or not the pronouncement or decision is issued to or in connection with a proceeding involving us or the trust or is subject to review or appeal, if the pronouncement or decision is enacted, promulgated or announced on or after the date of the issuance of the capital securities.

      Notice of any redemption will be mailed at least 45 days but not more than 75 days before the redemption date to each holder of junior subordinated debentures to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the junior subordinated debentures or portions thereof called for redemption.

Modification of the Junior Indenture

      We may modify or amend the junior indenture with the consent of the junior trustee, in some cases without obtaining the consent of security holders. Certain modifications and amendments also require the consent of the holders of at least a majority in principal amount of the outstanding junior subordinated debentures of each series issued under the junior indenture that would be affected by the modification or amendment. Further, without the consent of the holder of each outstanding junior subordinated debenture issued under the junior indenture that would be affected:

•	change the stated maturity of the principal, or any installment of principal or interest, on any outstanding junior subordinated debenture;

•	reduce any principal amount, premium or interest, on any outstanding junior subordinated debenture, including in the case of an original issue discount security the amount payable upon acceleration of the maturity of that security;

•	change the place of payment where, or the coin or currency or currency unit in which, any principal, premium or interest, on any junior subordinated debenture is payable;

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity or, in the case of redemption, on or after the redemption date;

•	reduce the above-stated percentage of outstanding junior subordinated debentures necessary to modify or amend the applicable indenture; or

•	modify the above requirements or reduce the percentage of aggregate principal amount of outstanding junior subordinated debentures of any series required to be held by holders seeking to waive compliance with certain provisions of the relevant indenture or seeking to waive certain defaults, and provided that, in the case of corresponding junior subordinated debentures, so long as any of the related capital securities remain outstanding,

•	no modification may be made that adversely affects the holders of such capital securities in any material respect, and no termination of the junior indenture may occur, and no waiver of any event of default or compliance with any covenant under the junior indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation amount of all outstanding related capital securities affected unless and until the principal of the corresponding junior subordinated debentures and all accrued and unpaid interest have been paid in full and certain other conditions have been satisfied, and

•	where a consent under the junior indenture would require the consent of each holder of corresponding junior subordinated debentures, no such consent will be given by the property trustee without the prior consent of each holder of related capital securities.

      We may, with the junior trustee’s consent, execute, without the consent of any holder of junior subordinated debentures, any supplemental indenture for the purpose of creating any new series of junior subordinated debentures.

Events of Default

      The following events will be “debenture events of default” with respect to each series of junior subordinated debentures:

•	default for 30 days in interest payment of any security of that series, including any additional interest (subject to the deferral of any interest payment in the case of an extension period);

•	default in any principal or premium payment on any security of that series at maturity;

•	failure by us for 90 days in performing any other covenant or warranty in the junior indenture after:

•	we are given written notice by the junior trustee; or

•	the holders of at least 25% in aggregate principal amount of the outstanding securities of that series give written notice to us and the senior trustee;

•	our bankruptcy, insolvency or reorganization; or

•	any other event of default provided for that series.

      The holders of a majority in aggregate outstanding principal amount of junior subordinated debentures of each series affected have the right to direct the time, method and place of conducting any proceeding for any remedy available to the junior trustee. The junior trustee or the holders of at least 25% in aggregate outstanding principal amount of junior subordinated debentures of each series affected may declare the principal (or, if the junior subordinated debentures of such series are discount securities, the portion of the principal amount specified in a prospectus supplement) due and payable immediately upon a debenture event of default. In the case of corresponding junior subordinated debentures, should the junior trustee or the property trustee fail to make this declaration, the holders of at least 25% in aggregate liquidation amount of the related capital securities will have the right to make this declaration. The property trustee may annul the declaration and waive the default, provided all defaults have been cured and all payment obligations have been made current. In the case of corresponding junior subordinated debentures, should the property trustee fail to annul the declaration and waive the default, the holders of a majority in aggregate liquidation amount of the related capital securities will have the right to do so. In the event of our bankruptcy, insolvency or reorganization, junior subordinated debentures holders’ claims would fall under the broad equity power of a federal bankruptcy court, and to that court’s determination of the nature of those holders’ rights.

      The holders of a majority in aggregate outstanding principal amount of each series of junior subordinated debentures affected may, on behalf of the holders of all the junior subordinated debentures of that series, waive any default, except a default in the payment of principal or interest (including any additional interest) (unless the default has been cured and a sum sufficient to pay all matured installments of interest (including any additional interest) and principal due otherwise than by acceleration has been deposited with the junior trustee) or a default in respect of a covenant or provision which under the junior indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture of that series. In the case of corresponding junior subordinated debentures, should the holders of such corresponding junior subordinated debentures fail to waive the default, the holders of a majority in aggregate liquidation amount of the related capital securities will have the right to do so. We are required to file annually with the junior trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the junior indenture.

      In case a debenture event of default has occurred and is continuing as to a series of corresponding junior subordinated debentures, the property trustee will have the right to declare the principal of and the interest on the corresponding junior subordinated debentures, and any other amounts payable under the junior indenture, to be immediately due and payable and to enforce its other rights as a creditor with respect to the corresponding junior subordinated debentures.

Enforcement of Certain Rights by Holders of Capital Securities

      If a debenture event of default with respect to a series of corresponding junior subordinated debentures has occurred and is continuing and the event is attributable to our failure to pay interest or principal on the corresponding junior subordinated debentures on the date the interest or principal is due and payable, a holder of the related capital securities may institute a legal proceeding directly against us for enforcement of payment to that holder of the principal of or interest (including any additional interest) on corresponding junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the related capital securities of that holder (a “direct action”). We may not amend the junior indenture to remove this right to bring a direct action without the prior written consent of the holders of all of the related capital securities outstanding. If the right to bring a direct action is removed, the applicable Issuer Trust may become subject to reporting obligations under the Exchange Act. We will have the right under the junior indenture to set-off any payment made to the holder of the related capital securities by us in connection with a direct action.

      The holders of related capital securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the junior subordinated debentures unless there has occurred an event of default under the trust agreement. See “Capital Securities and Related Instruments — Events of Default; Notice”.

Consolidation, Merger, Sale of Assets and Other Transactions

      The junior indenture provides that we may not consolidate with or merge into another corporation or transfer our properties and assets substantially as an entirety to another person unless:

•	the entity formed by the consolidation or into which we merge, or to which we transfer our properties and assets (1) is a corporation, partnership or trust organized and existing under the laws of the United States, any state of the United States or the District of Columbia and (2) expressly assumes by supplemental indenture the payment of any principal, premium or interest on the junior subordinated debentures, and the performance of our other covenants under the junior indenture; and

•	immediately after giving effect to this transaction, no debenture event of default, and no event which, after notice or lapse of time or both, would become a debenture event of default, will have occurred and be continuing under the relevant indenture.

      The general provisions of the junior indenture do not afford holders of the junior subordinated debentures protection in the event of a highly leveraged or other transaction involving us that may adversely affect holders of the junior subordinated debentures.

Satisfaction and Discharge

      The junior indenture provides that when, among other things, all junior subordinated debentures not previously delivered to the junior trustee for cancellation:

•	have become due and payable;

•	will become due and payable at their stated maturity within one year; or

•	are to be called for redemption within one year under arrangements satisfactory to the junior trustee for the giving of notice of redemption by the junior trustee;

and we deposit or cause to be deposited with the junior trustee funds, in trust, for the purpose and in an amount in the currency or currencies in which the junior subordinated debentures are payable sufficient to pay and discharge the entire indebtedness on the junior subordinated debentures not previously delivered to the junior trustee for cancellation, for the principal, premium, if any, and interest (including any additional interest) to the date of the deposit or to the stated maturity, as the case may be, then the junior indenture will cease to be of further effect (except as to our obligations to pay all other sums due under the junior indenture and to provide the officers’ certificates and opinions of counsel described therein), and we will be deemed to have satisfied and discharged the junior indenture.

Conversion or Exchange

      If and to the extent indicated in the applicable prospectus supplement, a series of junior subordinated debentures may be convertible or exchangeable into junior subordinated debentures of another series or into capital securities of another series. The specific terms on which series may be converted or exchanged will be described in the applicable prospectus supplement. These terms may include provisions for conversion or exchange, whether mandatory, at the holder’s option, or at our option, in which case the number of shares of capital securities or other securities the junior subordinated debenture holder would receive would be calculated at the time and manner described in the applicable prospectus supplement.

Subordination of Junior Subordinated Debentures

      The junior subordinated debentures will be subordinate in right of payment, to the extent set forth in the junior indenture, to all our senior debt (as defined below). If we default in the payment of any principal, premium, if any, or interest, if any, or any other amount payable on any senior debt when it becomes due and payable, whether at maturity or at a date fixed for redemption or by declaration of acceleration or otherwise, then, unless and until the default has been cured or waived or has ceased to exist or all senior debt has been paid, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) may be made or agreed to be made on the junior subordinated debentures, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the junior subordinated debentures.

      As used in this section, the term “senior debt” means any obligation of ours to our creditors, whether now outstanding or subsequently incurred, other than any obligation as to which, in the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, it is provided that such obligation is not senior debt, but does not include trade accounts payable and accrued liabilities arising in the ordinary course of business. Senior debt includes our outstanding subordinated debt securities and any subordinated debt securities issued in the future with substantially similar subordination terms, but does not include the junior subordinated debentures of any series or any junior subordinated debentures issued in the future with subordination terms substantially similar to those of the junior subordinated debentures. Substantially all of our existing indebtedness constitutes senior debt.

      Indebtedness existing under the junior indenture, at December 31, 2001, totaled approximately $200 million. This amount does not include indebtedness of subsidiaries of Fifth Third.

      In the event of:

•	any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to us, our creditors or our property;

•	any proceeding for the liquidation, dissolution or other winding up of Fifth Third, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;

•	any assignment by us for the benefit of creditors; or

•	any other marshaling of our assets,

then all senior debt (including any interest accruing after the commencement of any of the proceedings described above) must first be paid in full before any payment or distribution, whether in cash, securities or other property, may be made on account of the junior subordinated debentures. Any payment or distribution on account of the junior subordinated debentures, whether in cash, securities or other property, that would otherwise (but for the subordination provisions) be payable or deliverable in respect of the junior subordinated debentures will be paid or delivered directly to the holders of senior debt in accordance with the priorities then existing among those holders until all senior debt (including any interest accruing after the commencement of any such proceedings) has been paid in full.

      In the event of any of the proceedings described above, after payment in full of all senior debt, the holders of junior subordinated debentures, together with the holders of any of our obligations ranking on a parity with the junior subordinated debentures, will be entitled to be paid from our remaining assets the amounts at the time due and owing on the junior subordinated debentures and the other obligations before any payment or other distribution, whether in cash, property or otherwise, will be made on account of any of our capital stock or obligations ranking junior to the junior subordinated debentures. If any payment or distribution on account of the junior subordinated debentures of any character or any security, whether in cash, securities or other property, is received by any holder of any junior subordinated debentures in contravention of any of the terms described above and before all the senior debt has been paid in full, that payment or distribution or security will be received in trust for the benefit of, and must be paid over or delivered and transferred to, the holders of the senior debt at the time outstanding in accordance with the priorities then existing among those holders for application to the payment of all senior debt remaining unpaid to the extent necessary to pay all senior debt in full. Because of this subordination, in the event of our insolvency, holders of senior debt may receive more, ratably, and holders of the junior subordinated debentures may receive less, ratably, than our other creditors. Such subordination will not prevent the occurrence of any event of default under the junior indenture.

      The junior indenture places no limitation on the amount of additional senior debt that may be incurred by us. We expect from time to time to incur additional indebtedness constituting senior debt.

Trust Expenses

      Pursuant to the expense agreement for each series of corresponding junior subordinated debentures, we, as holder of the trust common securities, will irrevocably and unconditionally agree with each Issuer Trust that holds junior subordinated debentures that we will pay to the Issuer Trust, and reimburse the Issuer Trust for, the full amounts of any costs, expenses or liabilities of the Issuer Trust, other than obligations of the Issuer Trust to pay to the holders of any capital securities or other similar interests in the Issuer Trust the amounts due such holders pursuant to the terms of the capital securities or such other similar interests, as the case may be. This payment obligation will include any costs, expenses or liabilities of the Issuer Trust that are required by applicable law to be satisfied in connection with a termination of the Issuer Trust.

Governing Law

      The junior indenture and the junior subordinated debentures will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Junior Trustee

      The junior trustee will have, and be subject to, all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to these provisions, the junior trustee is under no obligation to exercise any of the powers vested in it by the junior indenture at the request of any holder of junior subordinated debentures, unless offered reasonable indemnity by that holder against the costs, expenses and liabilities which might be incurred thereby. The junior trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the junior trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

Corresponding Junior Subordinated Debentures

      The corresponding junior subordinated debentures may be issued in one or more series of junior subordinated debentures under the junior indenture with terms corresponding to the terms of a series of related capital securities. In that event, concurrently with the issuance of each Issuer Trust’s capital securities, the Issuer Trust will invest the proceeds thereof and the consideration paid by us for the trust common securities of the Issuer Trust in such series of corresponding junior subordinated debentures issued by us to the Issuer Trust. Each series of corresponding junior subordinated debentures will be in the principal amount equal to the aggregate stated liquidation amount of the related capital securities and the trust common securities of the Issuer Trust and will rank on a parity with all other series of junior subordinated debentures. Holders of the related capital securities for a series of corresponding junior subordinated debentures will have the rights in connection with modifications to the junior indenture or upon occurrence of Debenture Events of Default, as described under “— Modification of the Junior Indenture” and “— Events of Default”, unless provided otherwise in the prospectus supplement for such related capital securities.

      Unless otherwise specified in the applicable prospectus supplement, if a tax event or a capital treatment event in respect of an Issuer Trust has occurred and is continuing, we may, at our option and subject to prior approval of the federal reserve board if then required under applicable capital guidelines or policies, redeem the corresponding junior subordinated debentures at any time within 90 days of the occurrence of such tax event or capital treatment event, in whole but not in part, subject to the provisions of the junior indenture and whether or not the corresponding junior subordinated debentures are then otherwise redeemable at our option. Unless provided otherwise in the applicable prospectus supplement, the redemption price for any corresponding junior subordinated debentures will be equal to 100% of the principal amount of the corresponding junior subordinated debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption. For so long as the applicable Issuer Trust is the holder of all the outstanding corresponding junior subordinated debentures, the proceeds of any redemption will be used by the Issuer Trust to redeem the corresponding trust securities in accordance with their terms. In lieu of such redemption, we have the right to dissolve the applicable Issuer Trust and to distribute the corresponding junior subordinated debentures to the holders of the related series of trust securities in liquidation of the Issuer Trust. See “Capital Securities and Related Instruments — Redemption or Exchange — Distribution of Corresponding Junior Subordinated Debentures” for a more detailed discussion. We may not redeem a series of corresponding junior subordinated debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding corresponding junior subordinated debentures of that series for all interest periods terminating on or prior to the redemption date.

      We have agreed in the junior indenture, as to each series of corresponding junior subordinated debentures, that if and so long as:

•	the Issuer Trust of the related series of trust securities is the holder of all the corresponding junior subordinated debentures;

•	a tax event in respect of such Issuer Trust has occurred and is continuing; and

•	we elect, and do not revoke that election, to pay additional sums in respect of the trust securities,

we will pay to the Issuer Trust these additional sums (as defined under “Capital Securities and Related Instruments — Redemption or Exchange”). We also have agreed, as to each series of corresponding junior subordinated debentures:

•	to maintain directly or indirectly 100% ownership of the trust common securities of the Issuer Trust to which the corresponding junior subordinated debentures have been issued, provided that certain successors which are permitted under the junior indenture may succeed to our ownership of the trust common securities; or

•	not to voluntarily terminate, wind-up or liquidate any Issuer Trust, except:

•	in connection with a distribution of corresponding junior subordinated debentures to the holders of the capital securities in exchange for their capital securities upon liquidation of the Issuer Trust; or

•	in connection with certain mergers, consolidations or amalgamations permitted by the related trust agreement,

in either such case, if specified in the applicable prospectus supplement upon prior approval of the Federal Reserve, if then required under applicable Federal Reserve capital guidelines or policies; and

•	to use its reasonable efforts, consistent with the terms and provisions of the related trust agreement, to cause the Issuer Trust to be classified as a grantor trust and not as an association taxable as a corporation for U.S. federal income tax purposes.

GUARANTEES

      The following description summarizes the material provisions of the guarantees. This description is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of each guarantee, including the definitions therein, and the Trust Indenture Act. The form of the guarantee has been filed as an exhibit to our SEC registration statement. Reference in this summary to capital securities means the capital securities issued by the related Issuer Trust to which a guarantee relates. Whenever particular defined terms of the guarantees are referred to in this prospectus or in a prospectus supplement, those defined terms are incorporated in this prospectus or the prospectus supplement by reference.

General

      A guarantee will be executed and delivered by us at the same time each Issuer Trust issues its capital securities. Each guarantee is for the benefit of the holders from time to time of the capital securities. Wilmington Trust Company will act as indenture trustee (referred to below as the “guarantee trustee”) under each guarantee for the purposes of compliance with the Trust Indenture Act and each guarantee will be qualified as an indenture under the Trust Indenture Act. The guarantee trustee will hold each guarantee for the benefit of the holders of the related Issuer Trust’s capital securities.

      We will irrevocably and unconditionally agree to pay in full on a subordinated basis, to the extent described below, the guarantee payments (as defined below) to the holders of the capital securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer Trust may have or assert other than the defense of payment. The following payments or distributions with respect to the capital securities, to the extent not paid by or on behalf of the related Issuer Trust (referred to as the “guarantee payments”), will be subject to the related guarantee:

•	any accumulated and unpaid distributions required to be paid on the capital securities, to the extent that the Issuer Trust has funds on hand available for the distributions;

•	the redemption price with respect to any capital securities called for redemption, to the extent that the Issuer Trust has funds on hand available for the redemptions; or

•	upon a voluntary or involuntary dissolution, winding up or liquidation of the Issuer Trust (unless the corresponding junior subordinated debentures are distributed to holders of such capital securities in exchange for their capital securities), the lesser of:

•	the liquidation distribution; and

•	the amount of assets of the Issuer Trust remaining available for distribution to holders of capital securities after satisfaction of liabilities to creditors of the Issuer Trust as required by applicable law.

      Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the applicable capital securities or by causing the Issuer Trust to pay these amounts to the holders.

      Each guarantee will be an irrevocable and unconditional guarantee on a subordinated basis of the related Issuer Trust’s obligations under the capital securities, but will apply only to the extent that the related Issuer Trust has funds sufficient to make such payments, and is not a guarantee of collection. See “— Status of the Guarantees”.

      If we do not make interest payments on the corresponding junior subordinated debentures held by the Issuer Trust, the Issuer Trust will not be able to pay distributions on the capital securities and will not have funds legally available for the distributions. Each guarantee constitutes an unsecured obligation of ours and will rank subordinate and junior in right of payment to all of our senior debt. See “— Status of the Guarantees”. Because we are a holding company, our right to participate in any distribution of assets of any subsidiary upon such subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent we may ourselves be recognized as a creditor of that subsidiary. Accordingly, our obligations under the guarantees will be effectively subordinated to all existing and future liabilities of our subsidiaries, and claimants should look only to our assets for payments. Except as otherwise provided in the applicable prospectus supplement, the guarantees do not limit the incurrence or issuance of other secured or unsecured debt of ours, including senior debt, whether under the junior indenture, any other existing indenture or any other indenture that we may enter into in the future or otherwise. See the applicable prospectus supplement relating to any offering of capital securities.

      We have, through the applicable guarantee, the applicable trust agreement, the applicable series of corresponding junior subordinated debentures, the junior indenture and the applicable expense agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer Trust’s obligations under the related capital securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes a guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of an Issuer Trust’s obligations under its related capital securities. See “Capital Securities and Related Instruments — Relationship Among the Capital Securities and the Related Instruments”.

Status of the Guarantees

      Each guarantee will constitute an unsecured obligation of ours and will rank subordinate and junior in right of payment to all of our senior debt in the same manner as corresponding junior subordinated debentures.

      Each guarantee will rank equally with all other guarantees issued by us. Each guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity). Each guarantee will be held for the benefit of the holders of the related capital securities. Each guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by the Issuer Trust or upon distribution to the holders of the capital securities of the corresponding junior subordinated debentures. None of the guarantees places a limitation on the amount of additional senior debt that may be incurred by us. We expect from time to time to incur additional indebtedness constituting senior debt.

Amendments and Assignment

      Except with respect to any changes which do not materially adversely affect the material rights of holders of the related capital securities (in which case no vote of the holders will be required), no guarantee may be amended without the prior approval of the holders of at least a majority of the aggregate liquidation amount of the related outstanding capital securities. The manner of obtaining any such approval will be as described under “Capital Securities and Related Instruments — Voting Rights; Amendment of Each Trust Agreement”. All guarantees and agreements contained in each guarantee will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the related capital securities then outstanding. We may not assign our obligations under the guarantees except in connection with a consolidation, merger or sale involving us that is permitted under the terms of the junior indenture and then only if any such successor or assignee agrees in writing to perform our obligations under the guarantees.

Events of Default

      An event of default under each guarantee will occur upon our failure to perform any of our payment obligations under the guarantee or to perform any non-payment obligations if this non-payment default remains unremedied for 30 days. The holders of at least a majority in aggregate liquidation amount of the related capital securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

      The holders of at least a majority in aggregate liquidation amount of the related capital securities have the right, by vote, to waive any past events of default and its consequences under each guarantee. If such a waiver occurs, any event of default will cease to exist and be deemed to have been cured under the terms of the guarantee.

      Any holder of the capital securities may, to the extent permissible under applicable law, institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against the Issuer Trust, the guarantee trustee or any other person or entity.

      We, as guarantor, are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to it under the guarantee.

Information Concerning the Guarantee Trustee

      The guarantee trustee, other than during the occurrence and continuance of a default by us in performance of any guarantee, undertakes to perform only those duties specifically set forth in each guarantee and, after default with respect to any guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by any guarantee at the request of any holder of any capital securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred as a result. However, such a requirement does not relieve the guarantee trustee of its obligations to exercise its rights and powers under the guarantee upon the occurrence of an event of default.

Termination of the Guarantees

      Each guarantee will terminate and be of no further force and effect upon:

•	full payment of the redemption price of the related capital securities;

•	full payment of the amounts payable upon liquidation of the related Issuer Trust; or

•	the distribution of corresponding junior subordinated debentures to the holders of the related capital securities in exchange for their capital securities.

      Each guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related capital securities must restore payment of any sums paid under the capital securities or the guarantee.

Governing Law

      Each guarantee will be governed by and construed in accordance with the laws of the State of New York.

The Expense Agreement

      Pursuant to the expense agreement that will be entered into by us under each trust agreement, we will irrevocably and unconditionally guarantee to each person or entity to whom the Issuer Trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Issuer Trust, other than obligations of the Issuer Trust to pay to the holders of any capital securities or other similar interests in the Issuer Trust of the amounts owed to holders pursuant to the terms of the capital securities or other similar interests, as the case may be. The expense agreement will be enforceable by third parties.

RELATIONSHIP AMONG THE CAPITAL SECURITIES

AND THE RELATED INSTRUMENTS

      The following description of the relationship among the capital securities, the corresponding junior subordinated debentures, the relevant expense agreement and the relevant guarantee is not complete and is subject to, and is qualified in its entirety by reference to, each trust agreement, the junior indenture and the form of guarantee, each of which is incorporated as an exhibit to our SEC registration statement, and the Trust Indenture Act.

Full and Unconditional Guarantee

      Payments of distributions and other amounts due on the capital securities (to the extent the related Issuer Trust has funds available for the payment of such distributions) are irrevocably guaranteed by us as described under “Capital Securities and Related Instruments — Guarantees”. Taken together, our obligations under each series of corresponding junior subordinated debentures, the junior indenture, the related trust agreement, the related expense agreement, and the related guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related capital securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer Trust’s obligations under the related capital securities. If and to the extent that we do not make payments on any series of corresponding junior subordinated debentures, the Issuer Trust will not pay distributions or other amounts due on its related capital securities. The guarantees do not cover payment of distributions when the related Issuer Trust does not have sufficient funds to pay such distributions. In such an event, the remedy of a holder of any capital securities is to institute a legal proceeding directly against us pursuant to the terms of the junior indenture for enforcement of payment of amounts of such distributions to such holder. Our obligations under each guarantee are subordinate and junior in right of payment to all of our senior debt.

Sufficiency of Payments

      As long as payments of interest and other payments are made when due on each series of corresponding junior subordinated debentures, such payments will be sufficient to cover distributions and other payments due on the related capital securities, primarily because:

•	the aggregate principal amount of each series of corresponding junior subordinated debentures will be equal to the sum of the aggregate stated liquidation amount of the related capital securities and related trust common securities;

•	the interest rate and interest and other payment dates on each series of corresponding junior subordinated debentures will match the distribution rate and distribution and other payment dates for the related capital securities;

•	we will pay, under the related expense agreement, for all and any costs, expenses and liabilities of the Issuer Trust except the Issuer Trust’s obligations to holders of its capital securities under the capital securities; and

•	each trust agreement provides that the Issuer Trust will not engage in any activity that is inconsistent with the limited purposes of such Issuer Trust.

      Notwithstanding anything to the contrary in the junior indenture, we have the right to set-off any payment we are otherwise required to make under the junior indenture with a payment we make under the related guarantee.

Enforcement Rights of Holders of Capital Securities

      A holder of any related capital security may, to the extent permissible under applicable law, institute a legal proceeding directly against us to enforce its rights under the related guarantee without first instituting a legal proceeding against the guarantee trustee, the related Issuer Trust or any other person or entity.

      A default or event of default under any of our senior debt would not constitute a default or event of default under the junior indenture. However, in the event of payment defaults under, or acceleration of, our senior debt, the subordination provisions of the junior indenture provide that no payments may be made in respect of the corresponding junior subordinated debentures until the senior debt has been paid in full or any payment default has been cured or waived. Failure to make required payments on any series of corresponding junior subordinated debentures would constitute an event of default under the junior indenture.

Limited Purpose of Issuer Trusts

      Each Issuer Trust’s capital securities evidence a preferred and undivided beneficial interest in the Issuer Trust, and each Issuer Trust exists for the sole purpose of issuing its capital securities and trust common securities and investing the proceeds thereof in corresponding junior subordinated debentures and engaging in only those other activities necessary or incidental thereto. A principal difference between the rights of a holder of a capital security and a holder of a corresponding junior subordinated debenture is that a holder of a corresponding junior subordinated debenture is entitled to receive from us the principal amount of and interest accrued on corresponding junior subordinated debentures held, while a holder of capital securities is entitled to receive distributions from the Issuer Trust (or from us under the applicable guarantee) if and to the extent the Issuer Trust has funds available for the payment of such distributions.

Rights Upon Termination

      Upon any voluntary or involuntary termination, winding-up or liquidation of any Issuer Trust involving our liquidation, the holders of the related capital securities will be entitled to receive, out of the assets held by such Issuer Trust, the liquidation distribution in cash. See “Capital Securities and Related Instruments — Liquidation Distribution Upon Termination”. Upon any voluntary or involuntary liquidation or bankruptcy of ours, the property trustee, as holder of the corresponding junior subordinated debentures, would be a subordinated creditor of ours, subordinated in right of payment to all senior debt as set forth in the junior indenture, but entitled to receive payment in full of principal and interest, before any stockholders of ours receive payments or distributions. Since we are the guarantor under each guarantee and have agreed, under the related expense agreement, to pay for all costs, expenses and liabilities of each Issuer Trust (other than the Issuer Trust’s obligations to the holders of its capital securities), the positions of a holder of such capital securities and a holder of such corresponding junior subordinated debentures relative to other creditors and to our stockholders in the event of our liquidation or bankruptcy are expected to be substantially the same.

ISSUANCE OF GLOBAL SECURITIES

      Unless otherwise indicated in the applicable prospectus supplement, securities other than common stock will be issued in the form of one or more global certificates, or “global securities”, registered in the name of a depositary or its nominee. Unless otherwise indicated in the applicable prospectus supplement, the depositary will be The Depository Trust Company, commonly referred to as DTC. DTC has informed us that its nominee will be Cede & Co. Accordingly, we expect Cede & Co. to be the initial registered holder of all securities that are issued in global form. No person that acquires a beneficial interest in those securities will be entitled to receive a certificate representing that person’s interest in the securities except as described herein or in the applicable prospectus supplement. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders of securities issued in global form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of these securities.

      DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, LLC and the National Association of Securities Dealers, Inc. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

      Persons that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through participants and indirect participants. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by our designated agent to Cede & Co., as nominee for DTC. DTC will forward such payments to its participants, who will then forward them to indirect participants or holders. Holders will not be recognized by the relevant registrar, transfer agent, trustee, depositary or warrant agent as registered holders of the securities entitled to the benefits of our articles of incorporation or the applicable indenture, trust agreement, guarantee, deposit agreement or warrant agreement. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

      Under the rules, regulations and procedures creating and affecting DTC and its operations as currently in effect, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants. DTC rules require participants and indirect participants with which beneficial securities owners have accounts to make book-entry transfers and receive and transmit payments on behalf of their respective account holders.

      Because DTC can act only on behalf of

•	participants, who in turn act only on behalf of participants or indirect participants and

•	certain banks, trust companies and other persons approved by it,

the ability of a beneficial owner of securities issued in global form to pledge such securities to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for these securities.

      DTC has advised us that DTC will take any action permitted to be taken by a registered holder of any securities under our articles of incorporation or the relevant indenture, trust agreement, guarantee, deposit agreement or warrant agreement only at the direction of one or more participants to whose accounts with DTC such securities are credited.

      Unless otherwise indicated in the applicable prospectus supplement, a global security will be exchangeable for the relevant definitive securities registered in the names of persons other than DTC or its nominee only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global security or if DTC ceases to be a clearing agency registered under the Exchange Act when DTC is required to be so registered;

•	we determine, in our discretion, that the global security will be exchangeable for definitive securities in registered form; or

•	there has occurred and is continuing a default in the payment of any amount due in respect of the securities or, in the case of debt securities, an event of default or an event that, with the giving of notice or lapse of time, or both, would constitute an event of default with respect to these debt securities.

      Any global security representing debt securities that is exchangeable pursuant to the preceding paragraph will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global security, in denominations specified in the applicable prospectus supplement (if other than $1,000 and integral multiples of $1,000). The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. Unless otherwise indicated in a prospectus supplement any principal, premium and interest will be payable, the transfer of the definitive debt securities will be registrable and the definitive debt securities will be exchangeable at the corporate trust office of Fifth Third Bank in Cincinnati, Ohio, provided that payment of interest may be made at our option by check mailed to the address of the person entitled to that interest payment as of the record date and as shown on the register for the debt securities.

      Any global security representing capital securities that is exchangeable pursuant to the first or second bullet point above will be exchangeable in whole for definitive capital securities in registered form, of like tenor and of an equal aggregate principal amount as the global security, in denominations specified in the applicable prospectus supplement (if other than $25.00 and integral multiples of $25.00). The definitive capital securities will be registered by the registrar in the name or names instructed by DTC. Any distributions and other payments will be payable, the transfer of the definitive capital securities will be registrable and the definitive capital securities will be exchangeable at the corporate trust office of Fifth Third Bank in Cincinnati, Ohio, provided that such payment may be made at our option by check mailed to the address of the person entitled to that payment as of the record date and as shown on the register for the capital securities.

      Redemption notices will be sent to Cede & Co. as the registered holder of the global securities. If less than all of a series of the debt securities or an Issuer Trust’s trust securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

      Except as described above, the global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor depositary we appoint. Except as described above, DTC may not sell, assign, transfer or otherwise convey any beneficial interest in a global security evidencing all or part of any securities unless the beneficial interest is in an amount equal to an authorized denomination for these securities.

      The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we and the Issuer Trusts believe to be accurate, but we and the Issuer Trusts assume no responsibility for the accuracy thereof. None of Fifth Third, the trustees, any registrar and transfer agent, any warrant agent or any depositary, or any agent of any of them, will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

      Secondary trading in notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in a global security, in some cases, may trade in the DTC’s same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by DTC to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a global security upon the original issuance of this security may be required to be made in immediately available funds.

PLAN OF DISTRIBUTION

      The securities described in this document may be sold in public offerings to or through underwriters, including Fifth Third Securities, an affiliate of Fifth Third, to be designated at various times, or directly to other purchasers or through agents. Fifth Third conducts its investment banking, institutional and capital markets businesses through its various bank, broker-dealer and non-bank subsidiaries, including Fifth Third Securities, Inc., under the trade name “Fifth Third Securities”. The distribution of securities may be effected at various times in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

      Securities other than common stock will be new issues of securities with no established trading market. It has not presently been established whether the underwriters, if any, of these securities will make a market in these securities. If a market in these securities is made by those underwriters, this market making may be discontinued at any time without notice. These securities may or may not be listed on a national securities exchange or the Nasdaq National Market. No assurance can be given as to the liquidity of the trading market for these securities.

      In facilitating the sale of securities, underwriters may receive compensation from us and/or the applicable Issuer Trust or from purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be considered underwriters, and any discounts or commissions received by them from us and/or the applicable Issuer Trust and any profit on the resale of securities by them may be considered underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from us and/or the applicable Issuer Trust will be described, in the prospectus supplement relating to those securities. Underwriting discounts or commissions in connection with sales of the securities will not exceed 8%.

      Unless otherwise indicated in the applicable prospectus supplement, the obligations of any underwriters to purchase the securities will be subject to certain conditions precedent, and each of the underwriters with respect to a sale of securities will be obligated to purchase all of its securities if any are purchased. Unless otherwise indicated in the applicable prospectus supplement, any such agent involved in the offer and sale of the securities in respect of which this prospectus is being delivered will be acting on a best efforts basis for the period of its appointment.

      In connection with an offering of securities, underwriters may purchase and sell these securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by underwriters with respect to the offering. Stabilizing transactions consist of certain bids or purchases for preventing or retarding a decline in the market price of the securities; and short positions created by underwriters involve the sale by underwriters of a greater number of securities than they are required to purchase from us and/or the applicable Issuer Trust in the offering. Underwriters also may impose a penalty bid, by which selling concessions allowed to broker-dealers in respect of the securities sold in the offering may be reclaimed by underwriters if such securities are repurchased by underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time.

      Under agreements which we and the Issuer Trusts may enter into, underwriters, agents and their controlling persons who participate in the distribution of securities may be entitled to indemnification by us and the Issuer Trusts against certain liabilities, including liabilities under the Securities Act.

      If so noted in the prospectus supplement relating to any securities, we will authorize dealers or other persons acting as our agents to solicit offers by certain institutions to purchase any securities from us and/or the applicable Issuer Trust under contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. We must approve such institutions in all cases. The obligations of any purchaser under any of these contracts will be subject to the condition that the purchase of any securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

      If we and/or the applicable Issuer Trust offers and sells securities directly to a purchaser or purchasers in respect of which this prospectus is delivered, purchasers involved in the reoffer or resale of such securities, if these purchasers may be considered underwriters as that term is defined in the Securities Act, will be named and the terms of their reoffers or resales will be described in the applicable prospectus supplement. These purchasers may then reoffer and resell such securities to the public or otherwise at varying prices to be determined by such purchasers at the time of resale or as otherwise described in the applicable prospectus supplement. Purchasers of securities directly from us may be entitled under agreements that they may enter into with us and/or the applicable Issuer Trust to indemnification by us and/or the applicable Issuer Trust against certain liabilities, including liabilities under the Securities Act, and may engage in transactions with or perform services for us in the ordinary course of their business or otherwise.

      Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for, Fifth Third and its affiliates, or any of the trustees, depositaries, warrant agents, transfer agents or registrars for securities sold using this prospectus, in the ordinary course of business.

      Fifth Third Securities, Inc. is an affiliate of Fifth Third. Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. imposes certain requirements when an NASD member such as Fifth Third Securities distributes an affiliated company’s securities. Fifth Third Securities has advised us that each offering under this prospectus in which it participates will comply with the applicable requirements of Rule 2720.

      No NASD member will confirm initial sales to accounts over which it exercises discretionary authority without the prior specific written approval of the customer.

VALIDITY OF SECURITIES

      Unless otherwise indicated in the applicable prospectus supplement and except as described below, the validity of the securities will be passed upon for us by our special counsel, Sullivan & Cromwell, New York, New York. Sullivan & Cromwell will rely upon the opinion of Paul L. Reynolds, Esq., Executive Vice President, General Counsel and Secretary of Fifth Third, as to matters of Ohio law. Mr. Reynolds owns shares of our common stock and holds options to purchase additional shares of our common stock.

      Unless otherwise indicated in the applicable prospectus supplement, matters of Delaware law relating to the validity of the capital securities will be passed upon by Richards, Layton & Finger, our special Delaware counsel.

EXPERTS

      The consolidated financial statements of Fifth Third Bancorp, except the amounts included for Old Kent Financial Corporation, incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2001 (as amended on Form 10-K/A) have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is also incorporated by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

      The separate financial statements of Old Kent Financial Corporation as of and for the years ended December 31, 2000 and 1999 consolidated with those of Fifth Third Bancorp and not presented separately therein, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report, which is included in our Annual Report on Form 10-K for the year ended December 31, 2001 (as amended on Form 10-K/A) and incorporated herein by reference in reliance upon the authority of said firm as experts in giving said report.

      On March 14, 2002, Arthur Andersen LLP was indicted on federal obstruction of justice charges arising from the government’s investigation of Enron Corp. Arthur Andersen LLP has stated that it intends to vigorously contest the indictment.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the prospectus is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the prospectus is current only as of its date.

TABLE OF CONTENTS

Prospectus Supplement
Documents Incorporated by Reference	S-1
Forward-Looking Statements	S-1
Recent Developments	S-2
Use of Proceeds	S-2
Consolidated Earnings Ratios	S-3
Description of Notes	S-3
Underwriting	S-9
Validity of the Notes	S-12
Experts	S-12

Prospectus
About this Document	1
Where You Can Find More Information	1
Forward-Looking Statements	3
Fifth Third Bancorp	3
Use of Proceeds	4
Consolidated Earnings Ratios	5
Regulatory Considerations	6
Debt Securities	7
Preferred Stock	16
Depositary Shares	21
Common Stock	24
Warrants	29
The Issuer Trusts	32
Capital Securities and Related Instruments	34
Junior Subordinated Debentures	45
Guarantees	57
Relationship Among the Capital Securities and the Related Instruments	60
Issuance of Global Securities	62
Plan of Distribution	64
Validity of Securities	65
Experts	66

$750,000,000
Fifth Third Bancorp
$500,000,000
5.45% Subordinated Notes
due 2017
$250,000,000
Floating Rate Subordinated Notes
due 2016

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